Exhibit 2.1

TRANSACTION AGREEMENT

THIS TRANSACTION AGREEMENT (this “Agreement”), dated August 27, 2018, is entered into by and among CytoDyn Inc., a Delaware corporation (the “Company”), Point NewCo Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“NewCo”), Point Merger Corp., a Delaware corporation and wholly-owned subsidiary of NewCo (“Merger Sub”), ProstaGene, LLC, a Delaware limited liability company (“Seller”), and (solely with respect to the representations, warranties and obligations set forth in Sections 5.9(b), 7.8, 14.1(c) and 14.4(f)) Dr. Richard G. Pestell (“Dr. Pestell”). Capitalized terms used herein shall have the meaning assigned to them in Appendix A.

RECITALS

A. WHEREAS, in connection with the transactions contemplated by this Agreement, the Company desires to reorganize into a new holding company structure by merging the Company with and into Merger Sub (the “Merger”), with the Company surviving as a wholly-owned subsidiary of NewCo;

B. WHEREAS, Seller is engaged in research and development regarding (i) the use of a gene signature in the diagnosis and prognosis of prostate cancer and (ii) CCR5 receptor function in the treatment of metastatic cancer using anti-CCR5 agents either alone or together with non-CCR5 agents (the “Pipeline Product”);

C. WHEREAS, immediately after the Effective Time (as defined herein) of the Merger, Seller wishes to sell to NewCo, and NewCo desires to purchase from Seller, certain assets and rights, and to assume certain obligations and liabilities, comprising or associated with the Pipeline Product (the “Product Business”), upon the terms and conditions set forth in this Agreement (such transactions, collectively, the “Asset Sale”);

D. WHEREAS, immediately after the Effective Time of the Merger and concurrently with the consummation of the Asset Sale, NewCo desires to issue to the members of Seller, and the members of Seller desire to acquire from NewCo, the Stock Payment Shares (as defined herein) upon the terms and conditions set forth in this Agreement (such transactions, collectively, the “Stock Issuance”);

E. WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger, the Asset Sale and the Stock Issuance, taken together, shall qualify as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder; and

F. WHEREAS, the Board of Directors of each of the Company, NewCo and Merger Sub has (a) determined that the Merger is in the best interests of their respective companies and respective stockholders and (b) approved the execution, delivery and performance of this Agreement and the consummation of the Merger in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”).

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. In accordance with Section 251(g) of the DGCL and subject to and upon the terms and conditions of this Agreement, the Company shall, at the Effective Time, be merged with and into Merger Sub, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of NewCo.

1.2 Effective Time.

(a) As soon as practical on the Closing Date (as defined below), NewCo, the Company and Merger Sub shall cause the Merger to be consummated by filing a certificate of merger, substantially in the form attached hereto as Exhibit A (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and making all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at such time at which the Certificate of Merger is filed or at such subsequent time as Seller and the Company may agree and as may be specified in the Certificate of Merger (the date and time the Merger becomes effective being the “Effective Time”).

(b) The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL (including Sections 251(g) and 259 thereof). Without limiting the generality of the foregoing, at the Effective Time all the assets and property of every kind and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority of Merger Sub and the Company shall vest in the Surviving Corporation, and all obligations and liabilities of Merger Sub and the Company shall become the obligations and liabilities of the Surviving Corporation.

1.3 Organizational Documents.

(a) Certificate of Incorporation of the Surviving Corporation. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the DGCL, except that in accordance with Section 251(g) of the DGCL, from and after the Effective Time:

(i) shall be amended and restated solely to rename the corporation to a name selected by the Company.

(ii) Article IV shall be amended and restated in its entirety as follows:

“The aggregate number of shares of stock that the Corporation shall have authority to issue is 10,000 shares of common stock, par value $0.001 per share.”

(iii) A new Article XI shall be added thereto, reading as follows:

“Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of NewCo (or any successor by merger) by the same vote as is required by the General Corporation Law of the State of Delaware and/or this Certificate of Incorporation.”

(b) By-laws of the Surviving Corporation. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein and in accordance with the DGCL and the certificate of incorporation of the Surviving Corporation.

(c) NewCo. In accordance with Section 251(g) of the DGCL, NewCo agrees to file prior to the Effective Time (and the Company as the sole stockholder of NewCo hereby approves the filing of) an Amended and Restated Certificate of Incorporation of NewCo (including the NewCo Series C Certificate of Designation (as defined below), the “NewCo Charter”)), containing provisions identical to those in the Certificate of Incorporation of the Company (including the Company Series C Certificate of Designation (as defined below), the “Company Charter”) immediately prior to the Effective Time, with the Secretary of State of the State of Delaware, to be effective as of the Effective Time. NewCo further agrees to adopt Amended and Restated By-laws to be effective prior to and as of the Effective Time containing provisions identical to those in the By-laws of the Company in effect immediately prior to the Effective Time.

1.4 Directors and Officers.

(a) Surviving Corporation. The parties hereto shall take all actions necessary so that immediately after the Effective Time, (i) the directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, to hold office in accordance with the Certificate of Incorporation and the By-laws of the Surviving Corporation from the Effective Time until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

(b) NewCo. The parties hereto shall take all actions necessary so that immediately after the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of NewCo immediately after the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of NewCo until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

1.5 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply with the requirements of Section 251(g) of the DGCL. At any time after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to secure and deliver, in the name and on behalf of each of Merger Sub and the Company, any deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such actions and things, as may be necessary or desirable to vest, perfect or confirm in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of either Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement.

ARTICLE II

EFFECTS OF THE MERGER

2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of NewCo, Merger Sub, the Company or the holder of any of the following securities:

(a) Conversion of Company Common Stock. Each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any Company Common Stock to be cancelled pursuant to Section 2.1(c)) shall be converted automatically into the right to receive one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of NewCo (the “NewCo Common Stock”) having the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions, as the shares of Company Common Stock being so converted.

(b) Conversion of Company Preferred Stock.

(i) Each share of preferred stock, par value $0.001 per share, of the Company (the “Company Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than any Company Preferred Stock to be cancelled pursuant to Section 2.1(c)) shall be converted automatically into the right to receive one validly issued, fully paid and nonassessable share of preferred stock, par value $0.001 per share, of NewCo (the “NewCo Preferred Stock”) having the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions, as the shares of Company Preferred Stock being so converted.

(ii) Each share of Company Preferred Stock that has been designated as Series B convertible preferred stock, par value $0.001 per share (the “Company Series B Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than any Company Series B Preferred Stock to be cancelled pursuant to Section 2.1(c)) shall be converted automatically into the right to receive one validly issued, fully paid and nonassessable share of NewCo Preferred Stock designated as Series B convertible preferred stock, par value $0.001 per share (the “NewCo Series B Preferred Stock”) having the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions, as the shares of Company Series B Preferred Stock being so converted.

(iii) Each share of Company Preferred Stock, if any, that has been designated as Series C convertible preferred stock, par value $0.001 per share (the “Company Series C Preferred Stock” and, collectively with the Company Series B Preferred Stock, any other Company Preferred Stock and the Company Common Stock, the “Company Capital Stock”) issued and outstanding immediately prior to the Effective Time (other than any Company Series C Preferred Stock to be cancelled pursuant to Section 2.1(c)) shall be converted automatically into the right to receive one validly issued, fully paid and nonassessable share of NewCo Preferred Stock designated as Series C convertible preferred stock, par value $0.001 per share (the “NewCo Series C Preferred Stock” and, collectively with the NewCo Series B Preferred Stock, any other NewCo Preferred Stock and the NewCo Common Stock, the “NewCo Capital Stock”) having the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions, as the shares of Company Series C Preferred Stock being so converted.

(c) Cancellation of Treasury Stock. Each share of Company Capital Stock that is owned by the Company immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d) Capital Stock of Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and converted automatically into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(e) Capital Stock of NewCo. Each share of NewCo Common Stock that is owned by the Company immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

2.2 No Appraisal Rights. In accordance with the DGCL, no appraisal rights shall be available to any holders of Company Capital Stock in connection with the Merger.

2.3 No Surrender of Certificates; Book-Entry Shares. At the Effective Time, the designations, rights, powers and preferences and qualifications, limitations and restrictions, of each class or series of NewCo Capital Stock will, in each case, be identical to those of the corresponding class or series of Company Capital Stock immediately prior to the Effective Time. Accordingly, until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced any class or series of Company Capital Stock shall, from the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of the corresponding class or series of NewCo Capital Stock. In addition, each outstanding book-entry share that, immediately prior to the Effective Time, evidenced a class or series of Company Capital Stock shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of the corresponding class or series of NewCo Capital Stock.

2.4 Rights to Acquire Company Common Stock.

(a) Options. At the Effective Time, each stock option to purchase Company Common Stock then outstanding, whether or not vested or exercisable, shall be converted automatically into a stock option to purchase an identical number of shares of NewCo Common Stock, on the same terms and conditions (including vesting schedule and per share exercise price) as applied to such option immediately prior to the Effective Time, and as set forth in the documentation relating to such option, including any applicable Equity Compensation Plan (as defined below) and related documents.

(b) Warrants. At the Effective Time, each warrant to purchase Company Common Stock that is not exercised prior to the Effective Time shall be converted automatically into a warrant to purchase an identical number of shares of NewCo Common Stock, on the same terms and conditions as applied to such warrant immediately prior to the Effective Time (it being understood that the Merger shall not constitute a “Fundamental Transaction” for purposes of any warrant), and as set forth in the documentation relating to such warrant.

ARTICLE III

ADDITIONAL ACTIONS TO BE TAKEN

IN CONNECTION WITH THE MERGER

3.1 Assumption of Equity Compensation Plans and Employment Agreements. NewCo and the Company hereby agree that, from and after the Effective Time, the Company will assign to NewCo, and NewCo will assume and agree to perform, (a) all obligations of the Company pursuant to (i) the CytoDyn Inc. 2004 Stock Incentive Plan (the “2004 Plan”) and the CytoDyn Inc. 2012 Equity Incentive Plan (the “2012 Plan” and, together with the 2004 Plan, the “Equity Compensation Plans”) and (ii) each stock option agreement, restricted stock award agreement, restricted stock unit award agreement and any other similar agreement entered into pursuant to the Equity Compensation Plans (collectively, the “Award Agreements”) and (b) all obligations of the Company pursuant to the employment agreements entered into by the Company (the “Employment Agreements”). At or promptly following the Effective Time, the Equity Compensation Plans, the Award Agreements and the Employment Agreements shall each be amended as necessary to reflect the assignment to and assumption by NewCo of the Equity Compensation Plans, the Award Agreements and the Employment Agreements.

3.2 Reservation of Shares. On or prior to the Effective Time, NewCo shall take all action reasonably necessary or appropriate to reserve sufficient shares of NewCo Capital Stock to provide for the issuance of NewCo Capital Stock to satisfy NewCo’s obligations under this Agreement.

3.3 Amendments to Registration Statements. As of the Effective Time, NewCo shall be deemed a “successor issuer” for purposes of continuing offerings of the Company under the Securities Act of 1933, as amended (the “Securities Act”). As soon as practicable following the Effective Time, NewCo will, to the extent deemed appropriate, file post-effective amendments to the Company’s currently effective registration statements, adopting such statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and setting forth any additional information necessary to reflect any material changes made in connection with, or resulting from, the succession or necessary to keep the registration statements from being misleading.

3.4 Insurance. NewCo will procure directors’ and officers’ liability insurance or cause the assignment and assumption of the directors’ and officers’ liability insurance policies of the Company such that, upon consummation of the Merger, NewCo will have directors’ and officers’ liability insurance coverage that is substantially identical to the insurance coverage held by the Company immediately prior to the Merger.

3.5 Section 16. The Company and NewCo will cause any disposition of shares of Company Common Stock or acquisitions of shares of NewCo Common Stock resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE IV

PURCHASE AND SALE OF ASSETS

4.1 Asset Sale.

(a) Purchase and Sale of Assets. Immediately after the Effective Time, concurrently with the consummation of the Stock Issuance, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants, and agreements contained herein, Seller will sell to NewCo, and NewCo will purchase from Seller, all of the assets set forth on Schedule 4.1(a) hereof (hereinafter collectively referred to as the “Purchased Assets”), free and clear of all liens, claims, charges, mortgages, pledges, security interests, equities, restrictions or other encumbrances (collectively, “Encumbrances”).

(b) Assumption of Liabilities. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants, and agreements contained herein, provided that the Closing occurs, Seller will assign to NewCo, and NewCo will assume from Seller solely the liabilities and obligations expressly set forth on Schedule 4.1(b)hereof (the “Assumed Liabilities”). Except for the Assumed Liabilities, NewCo and the Surviving Corporation do not assume any liabilities of the business of Seller with respect to the Purchased Assets. Any and all obligations and liabilities of Seller, whether accrued or contingent or due or not due, which are not Assumed Liabilities, shall be and remain the sole obligations and liabilities of Seller, to pay and discharge, and neither NewCo nor the Surviving Corporation shall be obligated in any respect therefor. For the avoidance of doubt, Indemnified Taxes shall not be treated as Assumed Liabilities.

(c) Consideration. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein, in consideration of the Asset Sale, NewCo agrees to issue to Seller for distribution to its members either (a) if the Stockholder Approval (as defined below) has been obtained prior to the Closing Date, 27,000,000 shares of NewCo Common Stock or (b) if the Stockholder Approval has not been obtained prior to the Closing Date, an aggregate of 270,000 shares of NewCo Series C Preferred Stock, convertible into an aggregate of 27,000,000 shares of NewCo Common Stock (the “Conversion Shares”), upon the terms and conditions specified in the certificate of designation governing the NewCo Series C Preferred Stock (the “NewCo Series C Certificate of Designation”). The aggregate consideration issuable pursuant to clause (a) or (b) of the foregoing sentence, as the case may be, is referred to collectively as the “Stock Payment Shares” in this Agreement. The aggregate purchase price (the “Purchase Price”) for such Stock Payment Shares shall equal the closing sale price of the Company Common Stock on the last trading day prior to the Closing Date (the “Price Per Share”) multiplied by 27,000,000. If the Company or NewCo sets a record date prior to the Closing Date for any stock dividend, stock split, reverse stock split, recapitalization or other similar transaction (a “Recapitalization”), for purposes of this Section 4.2, Seller shall be deemed to be a record holder of the Stock Payment Shares as of such record date such that at the Closing, Seller will receive the number and type of securities it would have received had Seller been an actual holder of the Stock Payment Shares as of such record date.

4.2 Stock Issuance.

(a) At the Closing, NewCo shall cause its transfer agent to deliver to the members of Seller stock certificates evidencing either (i) if the Stockholder Approval has been obtained prior to the Closing Date, an aggregate of 21,600,000 share of NewCo Common Stock or (ii) if the Stockholder Approval has not been obtained prior to the Closing Date, an aggregate of 216,000 shares of NewCo Series C Preferred Stock, convertible into 21,600,000 Conversion Shares. The Stock Payment Shares issuable pursuant to clause (i) or (ii) of the foregoing sentence, as the case may be, are referred to collectively as the “Closing Date Shares” in this Agreement. The Closing Date Shares shall be allocated among the members of the Seller pursuant to written instructions provided by Seller at least three (3) business days prior to the Closing Date, subject in each case to the provision by such member of customary “accredited investor” and other securities law representations in a form reasonably satisfactory to NewCo (the “Securities Law Representations”).

(b) At the Closing, NewCo shall cause its transfer agent to issue a stock certificate evidencing either (i) if the Stockholder Approval has been obtained prior to the Closing Date, an aggregate of 5,400,000 shares of NewCo Common Stock or (ii) if the Stockholder Approval has not been obtained prior to the Closing Date, an aggregate of 54,000 shares of NewCo Series C Preferred Stock, convertible into 5,400,000 Conversion Shares. The Stock Payment Shares issuable pursuant to clause (i) or (ii) of the foregoing sentence, as the case may be, are referred to collectively as the “Stock Holdback Shares” in this Agreement. The stock certificate evidencing the Stock Holdback Shares shall be held by Seller’s transfer agent pursuant to an escrow agreement (the “Escrow Agreement”) in form and substance reasonably acceptable to Seller, NewCo and NewCo’s transfer agent.1 The Stock Holdback Shares shall serve as the sole source of recovery for any indemnification claims pursuant to Article XIV.

(c) Stock Payment Shares equivalent to 8,342,000 shares of NewCo Common Stock (whether in the form of NewCo Common Stock, NewCo Series C Preferred Stock or Conversion Shares, as the case may be), in each case distributed or distributable to Dr. Pestell, shall be subject to a Restriction Agreement in the form attached hereto as Exhibit D (the “Stock Restriction Agreement”).

(d) If the Company or NewCo sets a record date prior to the Closing Date for any stock dividend, stock split, reverse stock split, recapitalization or other similar transaction (a “Recapitalization”), the Stock Payment Shares referred in this Section 4.3 shall mean the number and type of shares that would have received had Seller been an actual holder of the Stock Payment Shares as of such record date.

4.3 Withholding. Any Person shall be entitled to deduct and withhold from the payments otherwise payable pursuant to this Agreement any Taxes that are required to be deducted and withheld under applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be remitted to the applicable Governmental Authority and treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

4.4 Subsequent Restructuring. Immediately after the Asset Sale and the Stock Issuance, NewCo will transfer the Purchased Assets and assign the Assumed Liabilities to the Surviving Corporation, and the Surviving Corporation will accept the Purchased Assets and will assume and agrees

[1]

Escrow Agreement to provide for release of Stock Holdback Shares in three equal installments, on each date that is 6, 12 and 18 months following the Closing Date, to the extent not offsetable against any pending or previously satisfied indemnification claims. Escrow Agreement will not provide for any true-up or other payment of tax obligations of Seller or its Affiliates.

to pay and discharge the Assumed Liabilities, all solely in exchange for additional stock of the Surviving Corporation (collectively, the “Contribution”). For U.S. federal income tax purposes, it is intended that the Contribution shall (1) qualify as an exchange described in Section 351 of the Code and (2) for purposes of Section 351 of the Code, be a separate exchange described in Section 351 of the Code from and subsequent to the exchanges of the Company Capital Stock, the Purchased Assets and the Assumed Liabilities for NewCo Capital Stock pursuant to the Merger, the Asset Sale and the Stock Issuance, taken together, to qualify as an exchange described in Section 351 of the Code.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF SELLER AND DR. PESTELL

Seller and (solely to the extent of Section 5.9(b)) Dr. Pestell hereby represent and warrant the following to the Company, NewCo and Merger Sub:

5.1 Organization, etc. Seller is, and on the Closing Date will be, a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware with full limited liability power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Seller is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of its business as now being conducted, except where failure to so qualify would not have a material adverse effect on its business, operations, assets, liabilities, condition or properties. The Product Business is conducted solely through Seller and Seller does not own, directly or indirectly, any subsidiaries. Seller has never conducted any business owned or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name. Seller has all federal, state and local licenses, permits or other approvals required for the operation of its business as now being conducted.

5.2 Seller Membership Interests. As of the date of this Agreement, the holders of Seller’s membership interests (the “Seller Membership Interests”) are as set forth on Schedule 5.2, which represents one hundred percent (100%) of the membership interests of Seller.

5.3 Authorizations. Seller has full power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all limited liability company action. Each of this Agreement and the other Transaction Documents has been or, at the time of delivery will be, duly authorized, executed and delivered by each of Seller and/or Dr. Pestell, as applicable, and constitutes or, at the time of delivery will constitute, a valid and binding agreement of each of Seller and/or Dr. Pestell, as applicable, enforceable against each of Seller and Dr. Pestell, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

5.4 Non-contravention. Neither the execution and delivery of this Agreement and the other Transaction Documents nor the performance by each of Seller and Dr. Pestell of its obligations hereunder and thereunder, as applicable, will (i) contravene any provision contained in Seller’s certificate of formation (the “Certificate of Operation”) or operating agreement (the “Operating Agreement”), (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation to which Seller or Dr. Pestell is bound or (B) any judgment, order, decree, Law, rule or regulation or other restriction of any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions (collectively, “Governmental Authorities”) in each case, to which Seller or Dr. Pestell is a party or by which it is bound or to which any of its assets or properties, including the Purchased Assets, are subject, (iii) result in the creation or imposition of any Encumbrance on any of Seller’s assets or properties, including the Purchased Assets, or (iv) result in the acceleration of, or permit any person to accelerate or declare due and payable prior to its stated maturity, any obligation of Seller or Dr. Pestell.

5.5 No Undisclosed Liabilities, Claims, etc. Except for liabilities and obligations incurred in the ordinary course of business consistent with past practices, Seller has no liabilities, obligations or claims (absolute, accrued, fixed or contingent, matured or unmatured, or otherwise), including liabilities, obligations or claims which may become known or which may arise only after the Closing Date and which result from actions or occurrences of Seller prior to the Closing Date.

5.6 No Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other person is necessary for (i) the execution, delivery or performance of this Agreement or the other Transaction Documents by Seller or Dr. Pestell, (ii) the consummation of the transactions contemplated hereby or thereby by Seller or Dr. Pestell and/or (iii) NewCo or the Surviving Corporation to, after the Closing, operate the Product Business in a manner consistent with historical practice and in compliance with all applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, interpretation, directive, order, writ, decree, injunction, judgment, stay or restraining order, provisions and conditions of permits, licenses, registrations and other operating authorizations and any other requirement of any Governmental Authority (collectively, “Laws”).

5.7 Financial Statements. Seller has delivered to the Company true and complete copies of the following financial statements of Seller: the unaudited balance sheet as of the end of the fiscal year ended December 31, 2017 and the related statements of income for the respective fiscal year then ended (collectively, the “Financial Statements”). The Financial Statements have been prepared on a cash basis on a consistent basis and present fairly in all material respects the financial condition of Seller at the respective dates thereof and the results of operations of Seller for the periods then ended, and are true and correct in all material respects. There are no liabilities or obligations of Seller of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities disclosed or provided for in the Financial Statements, (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2017 and (iii) liabilities set forth on Schedule 5.7. The statements of revenues and of profit and loss included in the Financial Statements do not contain or reflect any items of special, extraordinary or nonrecurring income or expense except as expressly specified therein, and the summaries of balance sheet data included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. All fees, charges, costs and expenses associated with the ownership, leasing, operation, maintenance and management of the business of Seller and the assets, properties, privileges, rights or claims owned, used or held have been fully and properly reflected and charged on the Financial Statements. The statements of profit and loss included in the Financial Statements do not, because of the provision of services or the bearing of costs and expenses by any other person or for any other reason, understate the true costs and expenses of conducting the business of Seller, except that (a) Dr. Pestell has provided services to Seller for no compensation or compensation significantly below market rates, and (b) all the personal property in Seller’s laboratory at Lankenau Institute for Medical Research (“Dr. Pestell’s Equipment”) is owned by Dr. Pestell and loaned to Seller for free.

5.8 Contracts.

(a) Seller has provided to the Company true and complete copies of all contracts, leases, licenses, sublicenses, commitments and other agreements relating to the Purchased Assets and the operation of the Product Business, both oral and written, to which Seller or Dr. Pestell is a party (collectively, the “Contracts”), including without limitation those listed on Schedule 4.1(a)(2). Neither Seller nor Dr. Pestell is in default or alleged to be in default under any Contract nor is Seller aware of any default by any other party, and to Seller’s Knowledge there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a default under any Contract. All of the Contracts that are to be assigned to NewCo and the Surviving Corporation pursuant to this Agreement are in full force and effect and constitute legal, valid and binding obligations of Seller and to Seller’s Knowledge each of the other parties thereto in accordance with their terms, and are capable of assignment to NewCo and the Surviving Corporation pursuant to this Agreement. The Contracts are adequate and sufficient for the operation of the Product Business as it is now being conducted. To Seller’s Knowledge, none of the other parties to any Contract intends to terminate or materially alter the provisions of such Contracts either as a result of transactions contemplated hereby or otherwise.

(b) Seller has no existing contracts with its directors, officers, employees, distributors, franchisees, sales representatives or agents, except as provided on Schedule 5.8(b).

(c) Neither Seller nor Dr. Pestell has given any power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever, and no person has been appointed as attorney in fact to act for or on behalf of Seller or Dr. Pestell in any capacity whatsoever. For purposes hereof, powers of attorney given to legal counsel for the purpose of prosecuting patents or trademarks shall not be deemed to be powers of attorney or other appointments covered by this paragraph.

(d) Neither Seller nor Dr. Pestell has made any other understanding, contract or agreement or granted any option to sell or otherwise transfer the Purchased Assets or the Product Business.

5.9 Title and Related Matters.

(a) Seller has good and marketable title to (or valid leasehold or contractual interest in) all of the Purchased Assets free and clear of all Encumbrances. Seller owns or leases, directly or indirectly, all of the Purchased Assets, and is a party to all licenses and other agreements, presently used or reasonably necessary to carry on the business or operations of Seller as presently conducted. Seller has the right to use the intangible personal property including, without limitation, rights in the Purchased Assets and all Intellectual Property Rights listed on Schedule 4.1(a).

(b) Dr. Pestell owns and has good and, except as set forth on Schedule 5.9(b), marketable title, free and clear of all Encumbrances, to all Intellectual Property Rights referenced under the heading “Seller Licensed Patents” on Schedule 4.1(a)(4).

5.10 Litigation. There is no suit, action or proceeding pending (or demands for collective bargaining) or, to Seller’s Knowledge, threatened against Seller or Dr. Pestell which, if adversely determined, would adversely affect the business, prospects, operations, properties or the condition, financial or otherwise, of Seller nor is there any judgment, decree, injunction, rule or order of any court, Governmental Authority, commission, agency, instrumentality or arbitrator outstanding against Seller having, or which, insofar as could be reasonably foreseen, in the future may have, any such effect.

5.11 Tax Matters.

(a) Seller has duly and timely filed (and prior to the date of Closing will duly and timely file those currently not due) all Tax Returns that it was required to file and all such Tax Returns were prepared in accordance with applicable tax Laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any Tax Returns were due. Seller has timely paid all Taxes required to be paid by it and, prior to the date of Closing, will timely pay any Taxes required to be paid by it as of such time (whether or not such Taxes are shown on any such Tax Return). All Taxes not yet due have been fully accrued on the books of Seller and adequate reserves have been established therefor. There are no existing Encumbrances for Taxes upon any of the Purchased Assets.

(b) No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to Tax by that jurisdiction and no circumstances exist as a result of which any authority would assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Seller either (A) claimed or raised by any authority in writing or (B) otherwise to Seller’s Knowledge. Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor is any request for any such waiver or consent pending.

(c) There are no unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by Seller with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Seller and with respect to which adequate reserves for payment have been established).

(d) Seller has not been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(e) Seller (i) is and has always been an entity classified as either a partnership or disregarded as an entity separate from its owner for U.S. federal tax purposes at all times during its existence and (ii) for the avoidance of doubt, is not and has never been an entity treated as an association taxable as a corporation for U.S. federal tax purposes at any time in its existence.

5.12 Compliance with Law. Seller has not previously failed, and is not currently failing, to comply with any applicable Laws, where such failure or failures would individually or in the aggregate have a material adverse effect on Seller, the Pipeline Product or the Product Business. In particular, but without limiting the generality of the foregoing, each of Seller and the Product Business is in compliance with all applicable Laws relating to anti-competitive practices, price fixing, health and safety, pollution, waste disposal, environmental, employment, labor, Tax, the Employee Retirement Income Security Act of 1974 and discrimination matters. There are no proceedings of record and to Seller’s Knowledge, no proceedings are pending or threatened, nor has Seller received any written notice, regarding any violation of any Law.

5.13 No Employees. Seller has never had, and currently does not have, any employees.

5.14 Environmental. Seller is in material compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Federal, state, local or foreign Law relating to pollution or the environment (the “Environmental Laws”). There are no past or present or threatened events, conditions, circumstances, activities, practices, incidents, releases, actions or plans which are not in material compliance with the Environmental Laws or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacturing, generating, owning, processing, distribution, use, treatment, abatement, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, by of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste, in each case by Seller. To Seller’s Knowledge, there is no pending or threatened investigation that might lead to any claim relating to any Environmental Laws.

5.15 Intellectual Property Assets.

(a) Except for any Seller Intellectual Property that is licensed to Seller or any Affiliate of Seller pursuant to a Seller License Agreement (as defined below), Seller or an Affiliate of Seller solely owns the Seller Intellectual Property free and clear of any Encumbrances. Seller has provided to the Company true and complete copies of all Contracts to which Seller or any of its Affiliates is a party and under which Seller or any of its Affiliates is a licensor or licensee of any Seller Intellectual Property (collectively, the “Seller License Agreements”). Each of the Seller License Agreements is in full force and effect. Neither Seller nor any of its Affiliates are in breach of any material obligation under any Seller License Agreement and neither Seller nor any of its Affiliates have received any written notice or delivered any notice of termination of any such Seller License Agreement. To Seller’s Knowledge, each other party to any Seller License Agreement is not in breach of any material obligation under any such Seller License Agreement. Dr. Pestell has complied with any conditions set forth by the National Institutes of Health of the U.S. Department of Health and Human Services (the “NIH”) for approval of retention of title or ownership assignment to Dr. Pestell, with respect to any Seller Intellectual Property that is subject of a Seller License Agreement.

(b) All registrations and applications for the Seller Intellectual Property filed or registered with or issued by any Governmental Authority which are owned by Seller or any of its Affiliates (“Seller Owned Registered Product IP”) have been duly filed or registered (as applicable) with the applicable Governmental Authority and maintained in accordance with applicable Law, including the timely submission prior to the expiration of the applicable grace period of all necessary filings and payment of fees for the purposes of maintaining such Seller Owned Registered Product IP. There are no proceedings or actions before any court, tribunal or other Governmental Authority (including the U.S. Patent and Trademark Office or equivalent foreign authority) related to any of the Seller Owned Registered Product IP. Seller is the exclusive owner of all the Seller Owned Registered Product IP, free and clear of any Encumbrances.

(c) All registrations and applications for the Seller Intellectual Property filed or registered with or issued by any Governmental Authority which are licensed to Seller or any Affiliate of Seller pursuant to a Seller License Agreement (the “Seller Licensed Registered Product IP”) have been duly filed or registered (as applicable) with the applicable Governmental Authority and maintained (x) in accordance with applicable Law, including the timely submission prior to the expiration of the applicable grace period of all necessary filings and payment of fees for the purposes of maintaining such Seller Licensed Registered Product IP, (y) in compliance with any conditions set forth by the NIH for approval of retention of title or ownership assignment to Dr. Pestell. Schedule 4.1(a)(4) sets forth any actions that must be taken within ninety (90) days after the Closing for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Seller Licensed Registered Product IP, including the payment of any registration, maintenance, issue, annuities or renewal fees or the filing of any responses to office actions, documents, applications or certificates. There are no proceedings or actions before any court, tribunal or other Governmental Authority (including the United States Patent and Trademark Office or equivalent foreign authority) related to any of the Seller Licensed Registered Product IP, except for prosecution of Seller Intellectual Property in the United States Patent and Trademark Office and foreign patent offices.

(d) Seller is the exclusive licensee of all the Seller Licensed Registered Product IP, free and clear of any Encumbrances. In connection with filing patent applications claiming the Seller Licensed Registered Product IP, counsel to Thomas Jefferson University conducted an inventorship analysis and determined that Dr. Pestell is the sole inventor of all the inventions claimed in the Seller Licensed Registered Product IP. To Seller’s Knowledge, no individual other than Dr. Pestell has a valid claim that such individual is an inventor of any of the Seller Licensed Registered Product IP.

(e) To Seller’s Knowledge, Seller or one of its Affiliates owns or otherwise has the right to use all Intellectual Property Rights necessary to conduct the Product Business as presently conducted.

(f) None of the Patent Rights owned by Seller or any Affiliate of Seller or licensed by Seller or any Affiliate of Seller (collectively, the “Seller Patents”), is involved in any Litigation, reissue, interference, reexamination or opposition proceeding, any investigation, inquiry, audit, examination or finding of deficiency or noncompliance, and no such Litigation, reissue, interference, reexamination or opposition proceeding is threatened in a writing received by Seller or any Affiliate of Seller.

(g) None of the Trademarks or Copyrights owned or licensed by Seller or any Affiliate of Seller, or any registrations or applications to use or register such items, is involved in any Litigation (other than any investigation, inquiry, audit, examination or finding of deficiency or noncompliance), cancellation, nullification, interference, concurrent use or opposition proceeding, or any investigation, inquiry, audit, examination or finding of deficiency or noncompliance, and no such Litigation, cancellation, nullification, interference, concurrent use or opposition proceeding is threatened in a writing received by Seller or any Affiliate of Seller.

(h) To Seller’s Knowledge, neither the conduct of the Product Business as conducted, and as contemplated to be conducted as of the date of this Agreement, nor the Exploitation of the Pipeline Product as contemplated to be Exploited as of the date of this Agreement infringes or misappropriates, or will infringe or misappropriate any Third Party’s Intellectual Property Rights or constitute, or will constitute, unfair competition or an unfair trade practice under applicable Law. No letter or other written or electronic communication or correspondence has been received by Seller or any of its Affiliates or any of their Representatives at any time within the six (6) years prior to the date hereof or the Closing Date, regarding any actual, alleged, or suspected infringement or misappropriation of any Third Party’s Intellectual Property Rights or unfair competition or unfair trade practice under any applicable Law in connection with the conduct of the Product Business. No Litigation is pending or threatened against Seller or any of its Affiliates (A) based upon, challenging or seeking to deny or restrict the use of any of Seller Intellectual Property; (B) alleging that Seller’s or any of its Affiliates’ conduct of the Product Business infringes or misappropriates the Intellectual Property Rights of any Third Party; or (C) alleging that Seller’s conduct or any of its Affiliates’ conduct of the Product Business constitutes unfair competition or an unfair trade practice under any applicable Law.

(i) To Seller’s Knowledge, no Person is currently infringing or misappropriating any Seller Intellectual Property in a manner that would reasonably be expected to materially adversely affect the Product Business or Purchased Assets. Seller has never sent any letter or other written or electronic communication or correspondence regarding any actual, alleged, or suspected infringement or misappropriation of any Seller Intellectual Property or unfair competition or unfair trade practice under any applicable Law in connection with the conduct of the Product Business.

(j) Seller and, as applicable, Seller’s Affiliates, have taken reasonable measures to protect and maintain in confidence all Trade Secrets and other material confidential information included in Seller Know-How except to the extent such failure would not reasonably be expected to materially adversely affect the Product Business or Purchased Assets. To Seller’s Knowledge, none of such Trade Secrets or material confidential information have been disclosed to any Person by Seller or its Affiliates except pursuant to non-disclosure, material transfer or license agreements. To Seller’s Knowledge, no current or former employee, colleague, consultant or independent contractor of Seller or any of its Affiliates has any claim of ownership in or to any Seller Intellectual Property owned or licensed by Seller or any of its Affiliates.

(k) All of the (i) registrations of Seller Intellectual Property included in Seller Licensed Registered Product IP or Seller Owned Registered Product IP which are material to the Product Business, are subsisting, and to Seller’s Knowledge are valid and enforceable; and (ii) all applications for registration of licensed Intellectual Property Rights included in Seller Licensed Registered Product IP or in Seller Owned Registered Product IP which are material to the Product Business are subsisting and to Seller’s knowledge, valid and enforceable. To Seller’s Knowledge, Seller and its Affiliates have complied in all material respects with applicable Law regarding the duty to disclose and duties of candor in the filing, maintaining and prosecution of the patents and patent applications included in Seller Intellectual Property.

(l) All fees, annuities and royalties that are due and properly payable to a licensor of any Seller Intellectual Property by Seller or any of its Affiliates have been paid or will be paid prior to and in accordance with the terms of such payment being due under the applicable Seller License Agreements.

5.16 Insurance. Seller has provided to the Company a true and complete listing of all insurance maintained by Seller on the date hereof (the “Insurance Policies”) showing, as to each policy or binder, the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles or retention levels and a general description of the type of coverage provided. The Insurance Policies are in full force and effect. The Insurance Policies are in Seller’s name and all premiums with respect to such policies and binders are currently paid. Seller has not received notice of cancellation or termination of any such current policy or binder nor has it been denied or has revoked or rescinded any policy of insurance, nor borrowed against any such policies or binders. There have been no claims made against Seller’s policies and binders since January 1, 2013.

5.17 Ability to Conduct Business. Other than Dr. Pestell’s Equipment, the Purchased Assets constitute all the assets, properties and rights necessary to conduct the Product Business as currently conducted.

5.18 Solvency. Seller is not now insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement. As used in this section, “insolvent” means that the sum of the debts and other probable liabilities of Seller exceed the present fair saleable value of its assets. Immediately after giving effect to the consummation of the transactions contemplated hereby: (a) Seller will be able to pay its liabilities as they become due in the usual course of its business; (b) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (c) Seller will have assets (calculated at fair market value) that exceed its liabilities; (d) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller, and (e) Seller will not otherwise be in a condition which could in any circumstances then or subsequently render any transfer or conveyance made by it voidable or fraudulent pursuant to, any Law pertaining to bankruptcy, insolvency or creditors’ rights generally or any other applicable Law relating to fraudulent conveyances, fraudulent transfers or preferences. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms. Seller is receiving reasonably equivalent value and consideration from NewCo for the Purchased Assets and is not selling the Purchased Assets to NewCo or the Surviving Corporation with intent to hinder, delay or defraud any of its creditors.

5.19 Regulatory Matters. The studies, tests, preclinical studies and clinical trials conducted by or on behalf of Seller were and, if still pending, are being, conducted, in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional, scientific and regulatory standards for products or product candidates comparable to those being developed by Seller, including, as applicable, good laboratory practices and cGCP. Seller uses all reasonable best efforts to review, from time to time, the progress and results of the studies, tests and preclinical and clinical trials, based upon the information provided to Seller by the third parties conducting such studies, tests, preclinical studies and clinical trials. Based upon Seller’s review of such information, Seller reasonably believes that the descriptions of the results of such studies, tests, preclinical studies and clinical trials and descriptions of regulatory feedback from the FDA or similar foreign regulatory body are accurate and complete in all material respects. Seller has not received any notices or correspondence from the FDA or any foreign, state or local governmental bodies exercising comparable authority requiring the termination, suspension or material modification of any studies, tests, preclinical studies or clinical trials conducted by or on behalf of Seller related to any of the

Pipeline Product. Seller has provided the Company with all documents material to the development of the Pipeline Product, including full and accurate reports of all studies, tests, preclinical studies and clinical trials conducted by or on behalf of Seller and all material correspondence with FDA and any foreign, state or local governmental body exercising comparable authority.

5.20 Material Adverse Change. There has been no material adverse change in the operation, earnings, assets, condition (financial or other) or results of operation of the Product Business from the date of execution of this Agreement through the Closing Date.

5.21 No Employment Conflicts. Dr. Pestell has no agreement with, or duty to, any other employer, or any other person or entity with which he is engaged to provide any services, that would prohibit or conflict with his performance of his duties under the Employment Agreements (as defined below). In addition, Dr. Pestell has complied with all conflicts of interest or other reporting obligations to Baruch S. Blumberg Institute (“Blumberg”), Xavier University, and any other employer or services recipient in disclosing this Agreement.

5.22 Consultants, Brokers and Finders. Neither Seller nor any of its Affiliates has retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement.

5.23 Tax Treatment. Neither Seller nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the exchanges of the Company Capital Stock, the Purchased Assets and the Assumed Liabilities for NewCo Capital Stock pursuant to the Merger, the Asset Sale and the Stock Issuance, taken together, from qualifying as an exchange described in Section 351 of the Code.

5.24 Investment Representations. Seller understands that the Stock Payment Shares issued to Seller’s members hereunder will not be registered under the Securities Act or under any state securities Laws, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act and applicable state securities Laws, and that the reliance of NewCo on such exemptions is predicated in part on the representation of Seller that Seller will not, nor has any intent to, make any immediate distribution of the Stock Payment Shares other than to its members as contemplated by this Agreement, and on the representation that any resales of the Stock Payment Shares will meet the requirements of Rule 144 of the Securities Act. Seller understands that the Stock Payment Shares being issued to Seller hereunder are restricted securities within the meaning of Rule 144 under the Securities Act; that resales the Stock Payment Shares are not currently registered and the Stock Payment Shares must be held indefinitely by Seller and any subsequent holders of the Stock Payment Shares, unless they are subsequently registered or an exemption from such registration is available under the Securities Act and applicable state securities Laws. Seller acknowledges that it can bear the economic risk and complete loss of its investment in the Stock Payment Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.25 Accredited Investors. At the time Seller was offered the Stock Payment Shares, it and each of its members was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

5.26 Legends. Seller acknowledges that each certificate representing the Stock Payment Shares will be imprinted with a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.27 CytoDyn Animal Studies. All research performed by Seller under the Fee-for-Service Animal Research Agreement, dated as of September 19, 2017, between Seller and the Company (the “2017 Animal Research Agreement”) and the Fee-for-Service Animal Research Agreement, dated as of January 1, 2018, between the Seller and the Company (the “2018 Animal Research Agreement” and, together with the 2017 Animal Research Agreement, the “Animal Research Agreements”) was performed pursuant to the Master Sponsored Research Agreement, dated September 29, 2017 (effective date of January 1, 2017), by and between Blumberg and Seller (the “Master Blumberg SRA”).

5.28 Disclaimer of Representations and Warranties. Except as expressly set forth in this Article V (as modified by the schedules) or in any other agreement delivered in connection with this Agreement and the transactions contemplated thereby, neither Seller nor any of its officers, employees, agents or representatives makes or has made any representation or warranty, express or implied, at law or in equity, with respect to the Purchased Assets or the past, present or future condition of any of the Purchased Assets, liabilities or operations, or the past, current or future profitability or performance, individually or in the aggregate, of the Product Business or any other matter, and Seller specifically disclaims any such other representations or warranties. Except for the representations and warranties expressly set forth in this Article V (as modified by the schedules) or in any other agreement delivered in connection with this Agreement and the transactions contemplated thereby, Seller hereby disclaims all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to the Company or any of the Company’s Affiliates or any representatives of the Company or any of its Affiliates, including omissions therefrom. All references herein to information or documents provided to or made available to the Company shall include all information, documents and material contained in Seller’s electronic data room as of the Closing Date.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY, NEWCO AND MERGER SUB

The Company, NewCo and Merger Sub represent and warrant to Seller as follows:

6.1 Corporate Organization, etc. Each of the Company, NewCo and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

6.2 Authorizations. Each of the Company, NewCo and Merger Sub has full power and authority, to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all corporate action. Each of this Agreement and the other Transaction Documents has been or, at the time of delivery will be, duly authorized, executed and delivered by each of the Company, NewCo and Merger Sub, as applicable, and constitutes or, at the time of delivery will constitute, a valid and binding agreement of each such Person, enforceable against each such Person in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

6.3 Non-contravention. The execution and delivery of this Agreement and the other Transaction Documents nor the performance by each of the Company, NewCo and Merger Sub of its obligations hereunder and thereunder will, as the case may be, (i) contravene any provision contained in the organizational documents of each such Person, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation to which each such Person is bound or (B) any judgment, order, decree, Law, rule or regulation or other restriction of any Governmental Authorities, in each case, to which each such Person is a party or by which it is bound or to which any of its assets or properties, are subject, (iii) result in the creation or imposition of any Encumbrance on any of the assets or properties of each such Person, or (iv) result in the acceleration of, or permit any person to accelerate or declare due and payable prior to its stated maturity, any obligation of each such Person.

6.4 Governmental Authorities. None of the Company, NewCo or Merger Sub is required to submit any notice, report or other filing with and no consent, approval or authorization is required by any Governmental Authority in connection with its execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

6.5 Valid Issuance of Stock. Any shares of NewCo Series C Preferred Stock or NewCo Common Stock, as the case may be, to be issued as the Stock Payment Shares under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued in all material respects in compliance with all applicable securities Laws, free and clear of any Encumbrances created by the Company or NewCo (for the avoidance of doubt, excluding Encumbrances arising under applicable securities Laws and by the transactions contemplated by this Agreement, including the Stock Restriction Agreement) and not subject to any preemptive rights created by statute, the organizational documents of the Company, NewCo or Merger Sub or any contract to which any such Person is a party or by which it is bound.

6.6 Capitalization. As of August 14, 2018, the authorized capital of the Company consists of (A) 450,000,000 shares of Company Common Stock, of which, as of the date of this Agreement, (i) 218,692,779 shares are outstanding, (ii) 159,011 shares are held in treasury, (iii) 136,994,691 shares are issuable upon the exercise of outstanding options and/or warrants (for purposes of this section, without regard to any vesting terms thereof), (iv) 388,287 shares of Company Common Stock are issuable at the Company’s election in lieu of cash as accrued dividends, if declared under the Company Series B Preferred Stock and (v) 2,353,048 shares are reserved for future issuance under the 2012 Plan and (B) 5,000,000 shares of Company Preferred Stock, of which 400,000 shares have been designated as Company Series B Preferred Stock, with 92,100 shares of Company Series B Preferred Stock outstanding as of the date of this Agreement. All outstanding shares of Company Common Stock and Company Series B Preferred Stock are duly and validly authorized and issued, fully paid and non-assessable.

6.7 Consultants, Brokers and Finders. None of the Company, NewCo or Merger Sub has retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement, other than Paulson Investment Company, LLC.

6.8 Tax Treatment. None of the Company, NewCo, Merger Sub nor any of the respective Affiliates of each such Person has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the exchanges of the Company Capital Stock, the Purchased Assets and the Assumed Liabilities for NewCo Capital Stock pursuant to the Merger, the Asset Sale and the Stock Issuance, taken together, from qualifying as an exchange described in Section 351 of the Code.

6.9 Material Adverse Change. There has been no material adverse change in the operation, earnings, assets, condition (financial or other) or results of operation of the Company from the date of execution of this Agreement through the Closing Date; provided that ordinary course business expenditures, consistent with the past practice, which cause an increase in accounts payable shall not be deemed to be a material adverse change hereunder.

6.10 Disclaimer of Representations and Warranties. Except as expressly set forth in this Article VI, none of the Company, NewCo or Merger Sub, nor any of the respective officers, employees, agents or representatives of each such Person, makes or has made any representation or warranty, express or implied, at law or in equity, with respect to its business or prospects, or the past, present or future condition of any of its assets, liabilities or operations, or the past, current or future profitability or performance, individually or in the aggregate, of its business, or any other matter, and each such Person specifically disclaims any such other representations or warranties. Except for the representations and warranties expressly set forth in this Article VI, each of the Company, NewCo and Merger Sub hereby disclaims all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to Seller, Dr. Pestell, any of Seller’s Affiliates or any representatives of Seller, Dr. Pestell or any of Seller’s Affiliates, including omissions therefrom.

ARTICLE VII

COVENANTS OF SELLER ; COVENANT OF DR. PESTELL

Until the Closing, except as otherwise consented to or approved by the Company in writing, Seller covenants and agrees as follows and solely for purposes of Section 7.8, Dr. Pestell covenants and agrees:

7.1 Interim Operations of the Business. Prior to the Closing, except as otherwise expressly provided herein Seller shall:

(a) maintain the corporate existence of Seller;

(b) conduct the Product Business in the same manner as heretofore conducted, including by continuing performance of all ongoing clinical and other studies related to the Pipeline Product, and maintain the existing relations with franchisees, customers, suppliers, creditors, business partners and others having business dealings with Seller in connection with the Product Business;

(c) not institute any new methods of product development, purchase, sale, lease, management, accounting or operation other than minor changes consistent with prudent business practice;

(d) (i) maintain the books, records and accounts of Seller consistent with past practices, (ii) file, on a timely basis, with the appropriate Governmental Authorities all Tax Returns required to be filed and pay all Taxes due prior to the Closing Date and (iii) maintain, preserve and protect all of the Purchased Assets in the condition in which they exist on the date hereof, except for ordinary wear and tear;

(e) not modify, amend, terminate, or renew any existing Contract, or enter into any new Contract, except as consented to by the Company in writing, or waive, release or assign any right or claim, in each case to the extent that such waiver, release or assignment relates to the Product Business;

(f) notify the Company of any event or occurrence not in the ordinary course of business and not enter into any commitment or transaction outside of the ordinary course of business;

(g) not permit any insurance policy or binder pertaining to the Product Business to be canceled or terminated without notice to and prior consent of the Company, except policies that are replaced without diminution or gaps in coverage;

(h) not settle any pending litigation or claim relating to the Product Business;

(i) not institute any bankruptcy, insolvency, or similar proceedings that would affect the Product Business or the Purchased Assets;

(j) not take any action that is inconsistent with the transactions contemplated by this Agreement;

(k) not take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in this Agreement not being satisfied, or that would make any representation or warranty of Seller contained herein untrue, misleading or false in any respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of Seller to consummate the Closing in accordance with the terms hereof or materially delay such consummation;

(l) not take any action (or omit to take any action) that would have or reasonably be expected to result in, individually or in the aggregate, a material adverse effect on Seller, the Pipeline Product or the Product Business;

(m) except as may otherwise be consented to by the Company, not hire or enter into any new contractual relationship with any employee or potential employee;

(n) operate the Product Business in compliance with all Laws;

(o) preserve and protect all Permits and all Intellectual Property Rights pertaining to the Product Business;

(p) not assume, incur or guarantee any Indebtedness or modify the terms of any existing Indebtedness, and not mortgage, pledge or permit to become subject to Encumbrances any Purchased Assets;

(q) not make any loans, advances or capital contributions to, or investments in, any Person, and not cancel and debts or waive any claims or rights of substantial value related to, or in connection with, the Product Business;

(r) not make any capital expenditure, or commit to make any capital expenditure, or acquire any assets, properties or rights;

(s) not, without the prior consent of the Company, make any filings or registrations related to the Product Business, with any Governmental Authority, except routine filings and registrations made in the ordinary course of business; and

(t) not enter into any agreement, Contract, commitment or arrangement to do anything prohibited pursuant to this Section 7.1 and not authorize, recommend, propose or announce an intention to do anything prohibited pursuant to this Section 7.1.

7.2 Confidentiality and Non-disparagement.

(a) Seller agrees that, for a period of five (5) years after the Closing Date (the “Restricted Period”), Seller will not use for its own benefit or divulge or convey to any Third Party, any Confidential Information relating to the Product Business. For purposes of this Agreement, “Confidential Information” means all Trade Secrets, know-how, ideas, business plans, pricing information, the identity of and any information concerning customers or suppliers, computer programs (whether in source code or object code), procedures, processes, materials (including biological materials), data, nonpublic regulatory information, experimental protocols and results, nonpublic algorithms (including gene signature algorithms), strategies, methods, systems, designs, discoveries, inventions, production methods and sources, marketing and sales information, information received from others that is obligated to be treated as confidential or proprietary, information relating to Seller’s corporate finance and liquidity transactions, and any other technical, operating, financial and other business information relating to Seller, its business, potential business, operations or finances, or the business of its Affiliates or customers. Information which enters the public domain or is publicly available loses its confidential status hereunder so long as neither Seller, nor any of its Affiliates directly or indirectly causes such information to enter the public domain.

(b) Seller will not at any time disparage the reputation of NewCo, the Surviving Corporation, or any of their Affiliates.

(c) Seller agrees and acknowledges that any breach of this Section 7.2 may cause irreparable injury to NewCo and/or the Surviving Corporation, and upon any breach or threatened breach of any provision of this Section 7.2, NewCo and the Surviving Corporation shall each be entitled to temporary, preliminary and permanent injunctive relief (without the necessity of posting a bond or other equitable relief), specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies which such Person may have as a result of such breach, including the right to seek monetary damages.

(d) If any court of competent jurisdiction at any time deems the Restricted Period unreasonably lengthy, or any of the covenants set forth in this Section 7.3 not fully enforceable, the other provisions of this Section 7.3, and this Agreement in general, will nevertheless stand and to the full extent consistent with applicable Law continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Period be deemed to be the longest period permissible by Law, but not in excess of the length provided for in this Section 7.3).

(e) The provisions of this Section 7.3 are severable, and the invalidity of any provision shall not affect the validity of any other provision. It is the intention of the parties that this Section 7.3 be enforced to the fullest extent permitted and, therefore, in the event that any provision of this Section 7.3 or the application thereof is held to be unenforceable in any jurisdiction because of the duration or scope thereof, the parties hereto agree that the court or panel of arbitrators making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that this Section 7.3 in its reduced form shall be valid and enforceable to the fullest extent permitted by Law, but no such reduction shall affect the enforceability of the express terms hereof in any other jurisdiction.

7.3 Non-Compete. In order to protect the legitimate business interests of NewCo and the Surviving Corporation, and in consideration of the Purchase Price received hereunder for the Purchased Assets, Seller agrees that during the period beginning on the Closing Date and ending on the later of five (5) years after the Closing Date (the “Non-Compete Period”), it will not directly or indirectly, whether as owner, sole proprietor, partner, shareholder, director, member, consultant, agent, founder, co-venture partner or otherwise, engage, invest or otherwise participate or provide any services, research or consultation, to a Competing Business. A “Competing Business” is any business that engages, plans to engage or within the then most recent one-year period prior was engaged in any of the following: (x) research or development regarding gene signatures or CCR5 receptor function, including the study of anti-CCR5 agents alone or together with non-CCR5 agents, in the fields of oncology or immunology for diagnostic, prognostic or therapeutic application; or (y) any other business that NewCo or the Surviving Corporation is conducting or planning to conduct as of the date of expiration of the Non-Compete Period. Seller further acknowledges that the business of the Company, NewCo and the Surviving Corporation is international in scope and therefore the restrictions contained in this Section 7.4 shall apply anywhere in the world; if, however, a court of competent jurisdiction were to determine that this geographic scope is overbroad, the restriction shall be limited to the United States; and if, however, a court of competent jurisdiction were to determine that this geographic scope is overbroad, the restriction shall be limited to any jurisdiction where such Person does business (the “Restricted Area”).

7.4 Non-Solicitation. In order to protect the legitimate business interests of NewCo and the Surviving Corporation, and in consideration of the Purchase Price received hereunder for the Purchased Assets, Seller agrees that during the Non-Compete Period and in the Restricted Area, it will not directly or indirectly, whether as owner, sole proprietor, partner, shareholder, director, member, employee, consultant, agent, founder, co-venture partner or otherwise:

(a) do anything to divert from NewCo or the Surviving Corporation or interfere with or attempt to divert from NewCo or the Surviving Corporation or interfere with any business of any kind, including, without limitation, solicit or interfere with any of NewCo’s or the Surviving Corporation’s current or prospective customers, clients, members, business partners or suppliers; or

(b) solicit, recruit, hire, engage, or refer (or assist any Third Party in soliciting, recruiting, hiring, engaging or referring) any person or entity who or which either is, or during the Non-Compete Period was, an employee, agent, consultant or independent contractor of NewCo or the Surviving Corporation.

7.5 Commercially Reasonable Efforts; Further Assurances. If at any time after the Closing, NewCo or the Surviving Corporation reasonably determines that any deeds, bills of sale, instruments of conveyance, powers of attorney, assignments, transfers, assurances or filings with and any consents, approvals or authorizations of any Governmental Authority or any other person under any permit, agreement, indenture or other instrument, or any other actions or things are necessary or desirable to vest, perfect or confirm ownership (of record or otherwise) in NewCo or the Surviving Corporation of its right, title or interest in, to or under any or all of the Purchased Assets or otherwise to carry out this Agreement and to effect the consummation of the transactions contemplated hereby, Seller shall, at the sole cost and expense of the Surviving Corporation, execute and deliver all necessary deeds, bills of sale, instruments of conveyance, powers of attorney, assignments, transfers, assurances or filings with and obtain all necessary consents, approvals, or authorizations of any Governmental Authority or any other person under any permit, agreement, indenture or other instrument, and take and do all such other actions and things as are necessary and that are reasonably requested by NewCo or the Surviving Corporation in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in NewCo and/or the Surviving Corporation or otherwise to carry out this Agreement and to effect the consummation of the transactions contemplated hereby.

7.6 Notification of Certain Matters. To the extent Seller receives any communication of any kind relating to the Product Business, Seller shall promptly, but in no event later than two (2) business days from receipt of such communication, deliver such communication to the Company or the Surviving Corporation, as the case may be.

7.7 Cash of Seller. From and after the Closing Date, Seller shall use cash and cash equivalents that it owns as of the Closing Date solely to pay its accounts payable arising from (a) activities of Seller on or prior to the Closing Date, (b) preparation of Tax Returns, (c) activities arising under or in respect of any of the Transaction Documents to which it is party including enforcement of such Transaction Documents and defense of claims made against Seller under or in respect of any of the Transaction Documents and (d) activities to wind-down and liquidate Seller. Promptly following the resolution of any and all claims by the Company and NewCo under Section 14.1(a) and the final release of Stock Holdback Shares and final payment for the accounts payable described in the prior sentence, Seller will transfer to NewCo or the Surviving Corporation, all remaining cash and cash equivalents (excluding any capital contribution that ProstaGene receives from its members after the Closing Date).

7.8 Dr. Pestell’s Equipment. Prior to the Closing, (a) Dr. Pestell will not sell, assign or transfer any of his right, title or interest in and to any of Dr. Pestell’s Equipment or otherwise place any Encumbrance on any of Dr. Pestell’s Equipment or remove any of Dr. Pestell’s Equipment from Seller’s laboratory at Lankenau Institute for Medical Research and (b) Dr. Pestell and Seller will execute a quitclaim deed, in form and substance reasonably acceptable to the Company (the “Quitclaim Deed”), to transfer to Seller all interests in Dr. Pestell’s Equipment for inclusion in the Purchased Assets.

7.9 Sponsored Research Agreements. Schedule 7.9 sets forth (a) the remaining funds payable to Blumberg by Seller for “Year 1” (the “Remaining Payment”) under the 2018 Animal Research Agreement and (b) the remaining costs payable to Blumberg for “Year 2” and “Year 3” under the 2018 Animal Research Agreement (the “Remaining Cost”). Prior to the Closing, Seller shall pay the Remaining Payment to Blumberg and enter into a Research Plan under the Master Blumberg SRA, in form and substance reasonably acceptable to the Company, which shall clarify that all research performed by Seller under the Animal Research Agreements has been performed under the Master Blumberg SRA (the “Research Plan”). The Research Plan shall provide for additional research to be performed by Blumberg as contemplated for “Year 2” and “Year 3” under the 2018 Animal Research Agreement, at the Remaining Cost, upon terms and conditions substantially similar to the terms and conditions of the 2018 Animal Research Agreement. For the avoidance of doubt, at the Closing, the Master Blumberg SRA and the Research Plan will be assumed by the Surviving Corporation pursuant to an Assignment and Assumption Agreement as set forth in this Agreement.

7.10 Cooperation. Seller will cooperate with the Company and NewCo to provide such information as is reasonably necessary for the Company and NewCo, as applicable, to comply on a timely basis with their disclosure and reporting obligations under the Exchange Act and the Securities Act, including any such obligations arising out of a registration (or other offering) of any securities of NewCo, including the Form S-4 and the Resale Registration Statement (each as defined below). Such cooperation will include using reasonable efforts to provide NewCo with such financial information with respect to Seller or the the Product Business as may be required to be presented under the Exchange Act or the Securities Act.

ARTICLE VIII

COVENANTS OF THE COMPANY AND NEWCO

The Company and NewCo hereby covenant and agree with Seller that:

8.1 Books and Records of Seller. The Surviving Corporation shall preserve and keep Seller’s books and records delivered hereunder for a period of one (1) year from the Closing Date, other than financial records which shall be maintained until the statute of limitations pertaining to the applicable final Tax Returns related to the Purchased Assets filed by Seller expire, and shall, during such period, make such books and records available to officers and directors of Seller for any reasonable purpose.

8.2 Series C Preferred Stock. On or prior to the Closing Date, to the extent the Stockholder Approval has not been obtained, the Company shall file with the Secretary of State of the State of Delaware a certificate of designation relating to the Company Series C Preferred Stock in substantially the form attached hereto as Exhibit B (the “Company Series C Certificate of Designation”). To the extent that the Company Series C Certificate of Designation is so filed, the NewCo Charter filed with the Secretary of State of the State of Delaware pursuant to Section 1.3(c), to be effective at the Effective Time, shall contain a NewCo Series C Certificate of Designation with provisions identical to the Company Series C Certificate of Designation.

8.3 Stockholder Approval. The Company or (if the Closing has previously occurred) NewCo shall use reasonable efforts to amend its certificate of incorporation (as applicable, the “Certificate Amendment”) to increase the number of authorized but unissued shares of NewCo Common Stock to the greater of 500,000,000 or such number of shares of NewCo Common Stock necessary to issue the full amount of the Stock Payment under this Agreement (including, if applicable, to convert all the NewCo Series C Preferred Stock into Conversion Shares hereunder), as soon as reasonably practicable and not later than the seventy-fifth (75th) day after the Closing Date. The Company or NewCo, as applicable, shall use reasonable efforts to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) (the “Special Meeting”) on or before November 30, 2018, or, in the case of a review by the U.S. Securities and Exchange Commission (the “SEC”), on or before December 31, 2018, for the purpose of obtaining approval of the Company or NewCo’s stockholders, as the case may be, to the Certificate Amendment (the “Stockholder Approval”), with the recommendation of the applicable Board of Directors that such proposal be approved, and the Company or NewCo, as the case may be, shall as promptly as practicable (but in no event more than 20 business days after the Closing Date) file a proxy statement (the “Proxy Statement”) with the SEC to solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in the Proxy Statement, and the Company or NewCo, as the case may be, shall cause all management-appointed proxyholders to vote their proxies in favor of such proposal. The Company or NewCo, as the case may be, shall use reasonable efforts to obtain the Stockholder Approval on or before the seventy-fifth (75th) calendar day following the Closing Date. If the Company or NewCo, as the case may be, does not obtain the Stockholder Approval at the first meeting, the Company or newCo shall take all actions necessary in order to call a meeting every four (4) months thereafter to seek such stockholder approval until the earlier of the date the Stockholder Approval is obtained or any NewCo Series C Preferred Stock is no longer outstanding.

8.4 S-4 Registration. To the extent required by applicable Law in order to effect the Merger, NewCo shall file with the SEC a registration statement on Form S-4 covering the issuance of NewCo Common Stock to the existing stockholders of the Company in the Merger (the “Form S-4”), within thirty (30) days after the date of this Agreement. NewCo shall use commercially reasonable efforts to have the Form S-4 declared effective within ninety (90) days after the date of this Agreement.

8.5 Resale Registration Statement. NewCo shall file with the SEC a registration statement covering the resale of all of the Conversion Shares (the “Resale Registration Statement”), within sixty (60) days after the Closing Date; provided that registration statement on Form S-3 under the Securities Act will be utilized unless NewCo is prohibited from using registration statement on Form S-3. NewCo shall use commercially reasonable efforts to have such registration statement declared effective within ninety (90) days after the Closing Date, or, in the case of a review by the SEC, within one hundred and fifty (150) days after the Closing Date, and to keep such registration effective, unless and until all Conversion Shares registered thereunder have been sold or are able to be sold without restriction under Rule 144. NewCo shall bear all costs associated with preparation and filing the registration statement and maintaining the effectiveness of such registration statement.

ARTICLE IX

OTHER AGREEMENTS

Providing that the Closing occurs, the Company, NewCo, Merger Sub and Seller covenant and agree that:

9.1 Non-Compete Agreements, Non-Solicitation Agreements, Confidentiality Agreements and other Restrictive Covenants. Seller agrees that (i) it shall not seek to enforce any agreement with a current or former employee, director, independent contractor or other person which provides for a non-compete, non-solicitation agreement, confidentiality agreement or other restrictive covenant if such person is employed by or providing services, directly or indirectly, to NewCo or the Surviving Corporation, any of its Affiliates or any transferee of or from such Person or its Affiliates and (ii) it shall enter into a release from such agreements with each such person who is a party thereto providing for the foregoing.

9.2 Taxes.

(a) The Company, NewCo and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Product Business as is reasonably necessary for the filing of Tax Returns, and making of any election related to Taxes, the preparation for any Tax audit by any Governmental Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Seller, NewCo and the Surviving Corporation shall cooperate with each other in the conduct of any Tax audit or other proceeding related to Taxes involving the Product Business or the Purchased Assets and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 9.2(a).

(b) Notwithstanding any other provision of this Agreement, Seller shall be liable and shall indemnify NewCo and the Surviving Corporation and each of its respective Affiliates, directors, stockholders, members, officers and managers for all Indemnified Taxes.

(c) For all purposes under this Agreement, in the case of any Straddle Period, the portion of Taxes that are allocable to the portion of the Straddle Period ending at the end of the Closing Date will be: (i) in the case of property Taxes and other Taxes imposed on a periodic basis without regard to income, payroll, gross receipts or sales or use, deemed to be the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of such Straddle Period ending at the end of the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period, and (ii) in the case of all other Taxes, determined as though the taxable year of Company terminated at the end of the Closing Date.

(d) Seller shall be liable and shall indemnify NewCo and the Surviving Corporation for any sales, use, documentary, recording, stamp, transfer or similar Taxes arising from the sale of the Purchased Assets and the transactions contemplated by this Agreement (“Transfer Taxes”), and shall duly and timely file any Tax Return required in connection therewith. Claims arising under this Section 9.2 shall survive for the full period of any applicable statute of limitations plus an additional ninety (90) days. If NewCo or the Surviving Corporation makes a payment of any such Taxes described in this Section 9.2, it shall be entitled to prompt reimbursement from Seller for such Taxes upon presentation to Seller of evidence of such payment.

(e) Seller acknowledges and agrees that Seller has relied upon the advice of its own tax advisors in connection with the Merger, the Asset Sale, the Stock Issuance, the Contribution and the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company, NewCo and Merger Sub make no representation or warranty as to the tax treatment of the Merger, the Asset Sale, the Stock Issuance, the Contribution and the transactions contemplated by this Agreement.

(f) Each party hereto shall use its reasonable best efforts to cause the exchanges of the Company Capital Stock, the Assumed Liabilities and the Purchased Assets for NewCo Capital Stock pursuant to the Merger, the Asset Sale and the Stock Issuance, taken together, as an exchange described in Section 351 of the Code and shall not take any position inconsistent therewith in any Tax Return or administrative or judicial proceeding relating to Taxes.

ARTICLE X

CONDITIONS TO THE OBLIGATIONS OF

THE COMPANY, NEWCO AND MERGER SUB

Each and every obligation of the Company, NewCo and Merger Sub under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Company:

10.1 Representations and Warranties; Performance. The representations and warranties made herein by Seller shall be true and correct on the date of this Agreement and on the Closing Date with the same effect as though made on such date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; and Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; and the Company shall have received a certificate, in a form reasonably satisfactory to the Company, signed on behalf of Seller by an authorized officer of Seller to such effect.

10.2 Consents and Approvals. All consents from third parties and Governmental Authorities required to consummate the transactions contemplated hereby or which, either individually or in the aggregate, if not obtained, would cause an adverse effect on Seller’s financial condition or business shall have been obtained and delivered to the Company, in all cases on terms satisfactory to the Company.

10.3 No Proceeding or Litigation. No action, suit or proceeding before any court or any Governmental Authority or regulatory authority shall have been commenced or threatened, and no investigation by any Governmental Authority or regulatory authority shall have been commenced or threatened against Seller, the Company, NewCo or Merger Sub, or any of their respective principals, officers or managers, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

10.4 Good Standing Certificate. Seller shall have provided the Company with a certificate of good standing from the Secretary of State of the State of Delaware dated as of a date no more than five (5) days prior to the Closing indicating that there are no franchise taxes due to the State of Delaware.

10.5 Stock Restriction Agreement. Seller and Dr. Pestell shall have delivered to the Company the Stock Restriction Agreement duly executed by each in substantially the form attached hereto as Exhibit D.

10.6 Bill of Sale. Seller shall have delivered to NewCo a bill of sale duly executed by Seller in substantially the form attached hereto as Exhibit C.

10.7 Employment Agreements; Board of Directors. Dr. Pestell shall have delivered to NewCo executed copies of an Employment Agreement in the form of Exhibit E-1 and a Confidential Information, Inventions and Noncompetition Agreement in the form attached as Exhibit E-2 hereto (together, the “Employment Agreements”). Dr. Pestell shall have accepted his appointment to the Company’s and/or NewCo’s board of directors.

10.8 Assignment and Assumption Agreement. Seller shall have executed and delivered to NewCo an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) in form and substance reasonably acceptable to the Company.

10.9 Escrow Agreement. Seller shall have executed and delivered to NewCo an Escrow Agreement in form and substance reasonably acceptable to the Company.

10.10 Quitclaim Deed. Dr. Pestell and Seller shall have executed and delivered to NewCo the Quitclaim Deed in form and substance reasonably acceptable to the Company.

10.11 Remaining Payment; Research Plan. Seller shall have made the Remaining Payment to Blumberg under the 2018 Animal Research Agreement. Seller and Blumberg shall have executed and delivered to NewCo the Research Plan in form and substance reasonably acceptable to the Company.

10.12 Tax Opinion. The Company or NewCo shall have received an opinion from Pepper Hamilton LLP or Lowenstein Sandler LLP, dated as of the Closing Date, in a form reasonably acceptable to the Company, to the effect that it is more likely than not that (i) the transfers of Purchased Assets and the Assumed Liabilities in exchange for Newco Capital Stock pursuant to the Asset Sale and Stock Issuance will, together with the exchange of Company Capital Stock for Newco Capital Stock pursuant to the Merger, constitute a transfer to a controlled corporation meeting the requirement of section 351(a) of the Code, and (ii) except as provided in section 351(b) of the Code and section 357(c) of the Code, no gain or loss will be recognized by Seller. The issuance of such tax opinion shall be conditioned upon the receipt by such counsel of representation letters from each of the parties hereto, in each case, in form and substance reasonably satisfactory to such counsel, upon which such counsel shall be entitled to rely. Each such representation letter shall be dated on or before the date of such tax opinion and shall not have been withdrawn or modified in any material respect.

10.13 Form S-4. The Form S-4 for the registration of NewCo Common Stock in the Merger shall have become effective.

ARTICLE XI

CONDITIONS TO THE OBLIGATIONS OF SELLER

Each and every obligation of Seller under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by Seller:

11.1 Representations and Warranties; Performance. The representations and warranties made herein by the Company, NewCo and Merger Sub, as the case may be, shall be true and correct on the date of this Agreement and on the Closing Date with the same effect as though made on such date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; and each of the Company, NewCo and Merger Sub shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; and Seller shall have received a certificate, in a form reasonably satisfactory to Seller, signed on behalf of the Company by an authorized officer of the Company to such effect.

11.2 Consents and Approvals. All consents from third parties and Governmental Authorities required to consummate the transactions contemplated hereby or which, either individually or in the aggregate, if not obtained, would cause an adverse effect on the financial condition or business of the Company, NewCo or Merger Sub shall have been obtained and delivered to Seller.

11.3 No Proceeding or Litigation. No action, suit or proceeding before any court or any Governmental Authority or regulatory authority shall have been commenced or threatened, and no investigation by any Governmental Authority or regulatory authority shall have been commenced or threatened against the Company, NewCo, Merger Sub or any of its principals, officers or managers seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

11.4 Series C Certificates of Designation. To the extent the Stockholder Approval has not been obtained, the Company shall have filed a duly executed copy of the Company Series C Certificate of Designation with the Secretary of State of the State of Delaware. Pursuant to Section 1.3(c), NewCo shall file a duly executed copy of the NewCo Charter (including, to the extent the Company Series C Certificate of Designation is so filed, the NewCo Series C Certificate of Designation) with the Secretary of State of the State of Delaware.

11.5 Delivery of Stock Payment Shares. NewCo shall deliver the Stock Payment Shares to the members of Seller as set forth Section 7.4(a) subject, as applicable, to the Stock Restriction Agreement.

11.6 Assignment and Assumption Agreement. NewCo shall have executed and delivered to Seller the Assignment and Assumption Agreement in form and substance reasonably acceptable to Seller.

11.7 Escrow Agreement; Stock Holdback Shares. NewCo and NewCo’s transfer agent shall have executed and delivered to Seller an Escrow Agreement in form and substance reasonably acceptable to Seller; and the certificate evidencing the Stock Holdback Shares shall have been retained by NewCo’s transfer agent pursuant to the terms of such Escrow Agreement.

11.8 Employment Agreement; Stock Option Agreement. NewCo shall have delivered to Dr. Pestell a copy of the Employment Agreement in the form of Exhibit E-1 and a stock option award agreement under the 2012 Plan for 350,000 shares of Company Common Stock or NewCo Common Stock, as the case may be (as adjusted for any stock dividend, stock split, reverse stock split, recapitalization or other similar transaction), with an exercise price per share equal to the Price Per Share with such shares to vest in three (3) equal installments on each anniversary of the Closing date, in each case duly executed by the Company or NewCo, as the case may be.

11.9 Tax Opinion. Seller shall have received an opinion from Pepper Hamilton LLP or Lowenstein Sandler LLP, dated as of the Closing Date, in a form reasonably acceptable to Seller, to the effect that it is more likely than not that (i) the transfers of Purchased Assets and the Assumed Liabilities in exchange for Newco Capital Stock pursuant to the Asset Sale and Stock Issuance will, together with the exchange of Company Capital Stock for Newco Capital Stock pursuant to the Merger, constitute a transfer to a controlled corporation meeting the requirement of section 351(a) of the Code, and (ii) except as provided in section 351(b) of the Code and section 357(c) of the Code, no gain or loss will be recognized by Seller. The issuance of such tax opinion shall be conditioned upon the receipt by such counsel of representation letters from each of the parties hereto, in each case, in form and substance reasonably satisfactory to such counsel, upon which such counsel shall be entitled to rely. Each such representation letter shall be dated on or before the date of such tax opinion and shall not have been withdrawn or modified in any material respect.

11.10 Form S-4. The Form S-4 for the registration of NewCo Common Stock in the Merger shall have become effective.

ARTICLE XII

CLOSING

12.1 Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article XIII, the closing of the transactions contemplated by this Agreement (the “Closing”) shall be held on the date that is five (5) business days after the satisfaction of all obligations under Articles X and XI (other than those obligations or conditions related to delivery of documents or payment of the Stock Payment Shares), or on such other date as is mutually agreed between the Company and Seller (the “Closing Date”), at such place or places as the Company shall designate.

12.2 Specific Performance. The parties hereto agree that if any party hereto is obligated to, but nevertheless does not, consummate the transactions contemplated by this Agreement, then any other party, in addition to all other rights or remedies, shall be entitled to the remedy of specific performance mandating that the other party or parties consummate such transactions. In an action for specific performance by any party against the other party, the other party shall not plead inadequacy of damages at law.

ARTICLE XIII

TERMINATION AND ABANDONMENT

13.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

(a) by mutual written consent of the Company and Seller;

(b) by either (i) Seller, or (ii) the Company if (A) such party is not in breach and the other party is in breach of the terms of this Agreement, or (B) this Agreement is not consummated on or before the Closing Date, including extensions or amendments made in accordance with the terms of Section 15.1;

(c) or, in any event, on December 31, 2018 if this Agreement has not been consummated, unless such date is extended by mutual written consent of the Company and Seller.

13.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 13.1, this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

(a) each party will redeliver all documents and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

(b) all information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any Governmental Authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information, and the Non-Disclosure Agreement, dated as of February 11, 2018, between Seller and the Company shall continue to remain in full force and effect;

(c) no party hereto shall have any liability or further obligation to any other party to this Agreement; and

(d) each party shall bear its own expenses; provided, however, that the Company shall pay all fees and expenses due and payable to Pepper Hamilton LLP for its representation of Seller in connection with patent prosecution activities and this Agreement and the transactions contemplated herein, subject to a maximum (including any fees and expenses paid prior to the date hereof) of $80,000.

ARTICLE XIV

INDEMNIFICATION

14.1 Indemnification.

(a) At all times after the Closing, Seller shall indemnify and hold harmless each of NewCo and the Surviving Corporation, and the affiliates, officers, directors, employees, agents and representatives of each, and any person claiming by or through any of them, against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including, without limitation, counsel’s fees and other costs and expenses incident to any suit, action or proceeding), but specifically excluding any special, punitive, incidental and/or consequential damages and/or any diminution of value (the “Damages”) arising out of, resulting from or incurred in connection with (1) any inaccuracy in any representation or the breach of any warranty made by Seller in this Agreement, (2) the breach by Seller of any covenant or agreement to be performed by it hereunder, (3) Seller’s ownership or operation of its business or the Purchased Assets prior to the Closing Date, (4) any Indemnified Taxes, and/or (5) any liabilities of the business of Seller not otherwise expressly assumed by the Surviving Corporation pursuant to Section 4.1(b).

(b) Each of NewCo and the Surviving Corporation shall indemnify and hold harmless Seller, its affiliates, officers, directors, employees, agents and representatives, and any person claiming by or through any of them, against and in respect of any and all Damages arising out of, resulting from or incurred in connection with (1) any inaccuracy in any representation or the breach of any warranty made by NewCo, the Company or Merger Sub in this Agreement, (2) the breach by NewCo, the Company, Merger Sub or the Surviving Corporation of any covenant or agreement to be performed by it hereunder, (3) the ownership or operation of the Product Business or use of the Purchased Assets following the Closing, (4) any claim with respect to Taxes imposed on or relating to the business or the Purchased Assets for any taxable period (or portion thereof) beginning after the Closing Date, and/or (5) any liability of the Product Business expressly assumed by the Surviving Corporation pursuant to Section 4.1(b).

(c) At all times after the Closing, Dr. Pestell shall indemnify and hold harmless each of NewCo and the Surviving Corporation, and the affiliates, officers, directors, employees, agents and representatives of each, and any person claiming by or through any of them, against and in respect of any and all Damages arising out of, resulting from or incurred in connection with any inaccuracy or breach of the representation and warranty contained in Section 5.9(b) (the “Founder Indemnity”).

(d) Any person providing indemnification pursuant to the provisions of this Section 14.1 is hereinafter referred to as an “Indemnifying Party” and any person entitled to be indemnified pursuant to the provisions of this Section 14.1 is hereinafter referred to as an “Indemnified Party.”

(e) Any representation, warranty, covenant or other agreement in respect of which indemnity may be sought under this Article XIV, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate if written notice of the claim giving rise to such right or potential right of indemnity shall have been given to the Indemnifying Party prior to such time and, in any such case, such representation, warranty, covenant or other agreement shall survive until any such claim for indemnity is settled or resolved.

14.2 Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a “Third Party Claim”), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party or (ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. The Indemnifying Party shall not settle any such Third Party Claim without the prior written consent of the Indemnified Party. Notwithstanding anything in this Agreement to the contrary, (i) the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party and (ii) the Indemnifying Party shall keep the Indemnified Party fully informed of the defense of the Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case of any Third Party Claim or demand described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations or liability whatsoever with respect to any such Third Party Claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

14.3 Procedures for Inter-Party Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article XIV which is not a Third Party Claim and subject to Section 14.2, shall deliver to the Indemnifying Party a written notice (a “Claim Notice”) which contains (i) a description of the amount (the “Claimed Amount”) of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article XIV and a reasonable explanation of the basis therefore and a reasonable calculation of the Damages of the Claimed Amount, and (iii) a demand for payment in the amount of such Damages. Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (A) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall either be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), provided that such amount shall be set off against the Stock Holdback Shares when Seller is the Indemnifying Party, (B) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the “Agreed Amount”) (in which case such response shall either be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), provided that such amount shall be set off against the Stock Holdback Shares when Seller is the Indemnifying Party, or (C) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within sixty (60) days following the delivery by the Indemnifying Party of such response, such dispute shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. In the event that an indemnification claim is made by NewCo and/or the Surviving Corporation and Seller does not deliver a written response to the Claim Notice to such Persons within thirty (30) days, then NewCo or the Surviving Corporation, as the case may be, shall be entitled to be paid in immediately available funds the Claimed Amount and Seller shall pay that amount immediately. In the event that an indemnification claim is made by Seller and NewCo or the Surviving Corporation, as the case may be, does not deliver a written response to the Claim Notice to Seller within thirty (30) days, then Seller shall be entitled to be paid in immediately available funds the Claimed Amount and NewCo or the Surviving Corporation, as the case may be, shall pay Seller that amount immediately.

14.4 Limitations on Indemnification.

(a) The Indemnified Party shall take commercially reasonable steps to mitigate any Damages incurred by such party upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any indemnification rights hereunder, including seeking all recoveries available under applicable insurance policies. The amount of Losses recovered by an Indemnified Party under Section 14.1(a) and 14.1(b), as applicable, shall be reduced by (i) any amounts actually recovered by the Indemnified Party from a third party in connection with such claim and (ii) the amount of any insurance proceeds paid to the Indemnified Party relating to such claim. If any amounts referenced in the preceding clauses (i) and (ii) are received after payment by the Indemnifying Party of the full amount otherwise required to be paid to an Indemnified Party pursuant to this Article XIV, the Indemnified Party shall repay to the Indemnifying Party, reasonably promptly after such receipt, any amount that the Indemnifying Party would not have had to pay pursuant to this Article XIV had such amounts been received prior to such payment.

(b) If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section 14.1(a) or 14.1(b) and the Indemnified Party could have recovered all or a part of such Damages from a third party based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against such third party as are necessary to permit the Indemnifying Party to recover from the third party the amount of such payment.

(c) For purposes of this Article XIV, the Damages associated with any inaccuracy in or breach of any representation or warranty shall be determined without regard to materiality or other similar qualification contained in or otherwise applicable to such representation or warranty.

(d) NewCo or the Surviving Corporation, as the case may be, shall not make a claim for indemnifiable Damages pursuant to Section 14.1(a)(1)4, other than for any inaccuracy or breach of the representations and warranties set forth in Section 5.22, 5.23 or 5.24, unless and until the aggregate amount of indemnifiable Damages of NewCo and the Surviving Corporation, and the Indemnified Parties of each, exceeds One Hundred Thousand Dollars ($100,000) (the “Threshold Amount”), and then NewCo and the Surviving Corporation shall be entitled to recover the entire amount of any indemnifiable Damages.

(e) NewCo and the Company agree that, to the fullest extent permitted by Law, after the Closing and with respect to any claim or cause of action asserted by NewCo or the Surviving Corporation relating to or arising from breaches of the representations, warranties or covenants of Seller or Dr. Pestell contained in this Agreement, sole recourse and exclusive remedy of NewCo and the Surviving Corporation shall be indemnification under this Article XIV and, other than with respect to the Founder Indemnity, all Damages of NewCo and the Surviving Corporation and the Indemnified Parties of each subject to indemnification under this Article XIV will be satisfied solely by NewCo’s transfer agent, pursuant to the Escrow Agreement, transferring to NewCo a number of the Stock Holdback Shares equal in value to the Damages (with the value of each share of the Stock Holdback Shares determined as set forth in the Escrow Agreement). With respect to the Founder Indemnity, all Damages of NewCo and the Surviving Corporation and the Indemnified Parties of each subject to indemnification under this Article XIV will be satisfied solely by setoff against Stock Payment Shares (with each such share valued at the Price Per Share for this purpose) then subject to the Stock Restriction Agreement and Dr. Pestell’s liability for such Damages is capped at $250,000.

(f) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT AS A RESULT OF FRAUD, OTHER THAN THOSE PAID OR PAYABLE TO THIRD PARTIES, NEITHER NEWCO OR THE SURVIVING CORPORATION NOR SELLER SHALL BE LIABLE TO THE OTHER, OR THE INDEMNIFIED PARTIES OF EACH, FOR ANY CLAIMS, DEMANDS OR SUITS FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR MULTIPLE DAMAGES, INCLUDING LOSS OF PROFITS,

REVENUE OR INCOME, DIMINUTION IN VALUE OR LOSS OF BUSINESS OPPORTUNITY (WHETHER OR NOT FORESEEABLE AT THE EFFECTIVE DATE) CONNECTED WITH OR RESULTING FROM ANY BREACH OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, OR ANY ACTIONS UNDERTAKEN IN CONNECTION HEREWITH OR THEREWITH, OR RELATED HERETO OR THERETO, INCLUDING ANY SUCH DAMAGES THAT ARE BASED UPON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND MISREPRESENTATION), BREACH OF WARRANTY, STRICT LIABILITY, STATUTE, OPERATION OF LAW OR ANY OTHER THEORY OF RECOVERY.

14.5 Purchase Price Adjustment. All payments made pursuant to this Article XIV shall be treated as adjustments to the Purchase Price for all Tax purposes, unless otherwise required by applicable Law.

ARTICLE XV

MISCELLANEOUS PROVISIONS

15.1 Amendment and Modification. Subject to applicable Laws, this Agreement may be amended, modified and supplemented only by written agreement of Seller and the Company (or, following the Closing, NewCo) by their respective members, directors, officers or principals thereunto duly authorized, with respect to any of the terms contained herein.

15.2 Waiver of Compliance; Consents. Any failure of Seller on the one hand, or the Company, NewCo or Merger Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the Company (or, following the Closing, NewCo) or by Seller, respectively, or by their respective officers thereunto duly authorized, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 15.2.

15.3 Expenses. Each party will pay its own expenses incurred in connection with this Agreement and the transactions contemplated herein.

15.4 Bulk Sales. The Company, NewCo and Merger Sub hereby waive compliance by Seller with the provisions of any bulk sale or bulk transfer Laws or similar Laws applicable to the transactions contemplated by this Agreement. Seller and the holders of Seller Membership Interests will indemnify NewCo and the Surviving Corporation from any failure to comply with any such requirements.

15.5 Public Announcement. The Company or NewCo, as the case may be, shall prepare and publish a press release and Current Report on Form 8-K upon the execution of this Agreement and the Closing; provided that prior to the publication of such press release and Current Report on Form 8-K, the Company or NewCo shall receive the consent of Seller which consent shall not be unreasonably withheld, delayed or conditioned. Prior to the Closing, except as contemplated herein, neither the

Company nor Seller shall issue a press release or otherwise publicly disclose this Agreement or the transactions contemplated herein or any dealings between or among the parties in connection with the subject matter hereof without the consent of the other. In the event that either the Company, NewCo or Seller is required by Law to make any such press release or other public disclosure, the parties shall consult in good faith with respect to the form and substance of such press release or other disclosure prior to the public dissemination thereof. Nothing contained in this Section 15.5 shall be construed to prohibit the Company, NewCo or Seller from making reasonable disclosures concerning the transactions contemplated herein in connection with obtaining third party consents and causing to be issued to the Company, NewCo or the Surviving Corporation any authorizations necessary to operate the Product Business.

15.6 Investigations; Survival of Warranties. The respective representations and warranties of the Company, NewCo, Merger Sub and Seller contained herein or in any certificates or other documents delivered prior to or at the Closing are true, accurate and correct and shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation and warranty shall survive for a period of eighteen (18) months from the Closing Date; provided, however, all representations and warranties made pursuant to Sections 5.1, 5.3, 5.9, 6.1 and 6.2 shall survive as long as permitted by Law.

15.7 Notices. All claims, notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail, return receipt requested, with postage paid:

(a)	If to Seller to:

ProstaGene, LLC

100 Lancaster Ave, Room 133

Wynnewood, PA 19096

Attention: Dr. Richard G. Pestell

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park | 899 Cassatt Road

Berwyn, Pennsylvania 19312-1183

Attention: Timothy C. Atkins, Esq.

(b)	If to Dr. Pestell to:

Dr. Richard G. Pestell

901 North Penn Street, Apt. R1902

Philadelphia, PA 19123

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park | 899 Cassatt Road

Berwyn, Pennsylvania 19312-1183

Attention: Timothy C. Atkins, Esq.

(c)	If to the Company, NewCo or the Surviving Corporation to:

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Attention: Corporate Secretary

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven M. Skolnick, Esq.

or to such other person or address as the Company (or, following the Closing, NewCo) shall furnish to Seller in writing.

15.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party or parties.

15.9 No Third Party Beneficiaries. The parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person or entity other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations, warranties and covenants set forth herein.

15.10 Governing Law. This Agreement shall be governed by the Laws of the State of Delaware as to all matters including, but not limited to, matters of validity, construction, effect and performance.

15.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.12 Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

15.13 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.14 Entire Agreement. This Agreement, which term as used throughout includes the Schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first hereinabove set forth.

CYTODYN INC.

By:	/s/ Michael D. Mulholland
Name: Michael D. Mulholland
Title: Chief Financial Officer

POINT NEWCO INC.

By:	/s/ Michael D. Mulholland
Name: Michael D. Mulholland
Title: Chief Financial Officer

POINT MERGER SUB INC.

By:	/s/ Michael D. Mulholland
Name: Michael D. Mulholland
Title: Chief Financial Officer

PROSTAGENE, LLC

By:	/s/ Richard G. Pestell
Name: Richard G. Pestell
Title: Chief Executive Officer

Solely with respect to representations, warranties and obligations set forth in Sections 5.9(b), 7.8, 14.1(c) and 14.4(f):

/s/ Richard G. Pestell Richard G. Pestell

[Transaction Agreement]

Appendix A

Definitions

As used herein, the following terms shall have the following meanings:

“Act” means the United States Federal Food, Drug, and Cosmetic Act.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

“BLA” means a Biologics License Application filed (or to be filed) pursuant to Section 351 of the Act.

“cGCP” means the ethical, scientific, and quality standards required by FDA for designing, conducting, recording, and reporting human clinical trials, as set forth in FDA regulations in 21 C.F.R. Parts 50, 54, 56, and 312 and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline, or as otherwise required by applicable Law.

“Control” means, with respect to any Intellectual Property Rights or Regulatory Approval, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign or grant a license, sublicense or other right to or under such Intellectual Property Rights or Regulatory Approval as provided for herein without violating the terms of any Contract with any Third Party.

“Copyright” means copyrights and rights in copyrightable works, copyright registrations, or any application therefor and all extensions, restorations, reversions and renewals of any of the foregoing.

“Domain Names” means any and all internet or global computing network addresses or locations, including all generic top-level domains and country code top-level domains.

“Exploit” or “Exploitation” means to make, have made, import, export, use, have used, sell, offer for sale, have sold, research, develop (including seeking, obtaining and maintaining Regulatory Approval), Manufacture, commercialize, hold or keep (whether for disposal or otherwise), transport, distribute, promote, market, or otherwise dispose of.

“FDA” means the United States Food and Drug Administration and any successor agency thereto.

“IND” means an investigational new drug application filed with the FDA or the equivalent application or filing filed with any equivalent agency or Governmental Authority outside the United States (including any supra-national entity such as in the European Union) for approval to commence clinical trials in such jurisdiction.

“Indebtedness” means at a particular time, without duplication, (i) any obligations under any indebtedness for borrowed money (including, without limitation, all principal, interest, premiums, penalties, fees, expenses, indemnities and breakage costs), (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (iv) any indebtedness pursuant to a guarantee, (v) any obligations under capitalized leases or with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, and (vi) any indebtedness secured by an Encumbrance on a Person’s assets.

“Indemnified Taxes” means (i) Taxes of Seller and any owner of Seller Membership Interests, or any affiliate or predecessor thereof; (ii) all Taxes (or the nonpayment thereof), relating to the Purchased Assets or Product Business for all Pre-Closing Tax Periods; (iii) any and all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Seller (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or non-U.S. law or regulation, (iv) any and all Taxes of any person imposed on the Seller as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing; (v) payments under any Tax allocation, sharing or similar agreement (whether oral or written); and (vi) Transfer Taxes for which Seller is responsible under this Agreement.

“Intellectual Property Rights” means any and all of the following: Copyrights, Domain Names, Patent Rights, Trademarks, Trade Secrets, Technology and other know-how, materials (including biological materials), data and experimental results, inventions (whether or not patentable) and studies, regardless of whether such rights are registrable or non-registrable.

“Litigation” means any claim, action, arbitration, mediation, hearing, investigation, proceeding, litigation, suit, warning letter, inquiry, audit, examination, finding of deficiency or non-compliance, notice of violation or request for recall (whether civil, criminal, administrative, investigative, appellate or informal).

“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, and shipping and holding (prior to distribution) of the Pipeline Product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

“Ongoing Studies” means all of Seller’s current work, including sponsored or grant-funded work, and all data, results, and Intellectual Property arising therefrom.

“Patent Rights” means all patents and filed patent applications, including provisional and non-provisional patent applications, design registrations, design registration applications, industrial designs, industrial design applications and industrial design registrations, and including any and all divisions, continuations, continuations in part, extensions, substitutions, renewals, registrations, revalidations, reversions, reexaminations, reissues or additions, of or to any of the foregoing items, and all rights and priorities afforded under any applicable Law with respect thereto.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Authority and any non-governmental regulatory body licenses, certifications or accreditations.

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, corporation, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, or any other legal entity, including a Governmental Authority.

“Pre-Closing Tax Period” means any taxable periods (or portions thereof) ending on or prior to the Closing Date and that portion of any Straddle Period ending at the close of the Closing Date,

“Regulatory Approval” means, with respect to the Pipeline Product, any and all approvals (including INDs, BLAs and supplements and amendments thereto), licenses, registrations (except manufacturing establishment registrations) or authorizations of any Governmental Authority necessary to conduct clinical trials, commercially distribute, sell or market such product, including, where applicable, (a) pre- and post-approval marketing authorizations; and (b) labeling approvals.

“Representatives” means, with respect to each Party, such Party’s Affiliates and its and its Affiliates respective directors, officers, employees, agents, attorneys, clinical and other consultants, advisors and other representatives.

“Seller Intellectual Property” means Copyrights, Domain Names, Patent Rights, Trademarks, Trade Secrets, Technology, Seller Know-How, Ongoing Studies and other materials (including biological materials), data and experimental results and inventions (whether or not patentable) of Seller or any of its Affiliates, which are used or contemplated to be used by Seller in connection with the Product Business, regardless of whether such rights are registrable or non-registrable.

“Seller Know-How” means all data, know-how and other information that is not generally known, is Controlled by Seller or its Affiliates, and is reasonably necessary or useful to Exploit the Pipeline Product or for the Manufacture of the Pipeline Product for sale.

“Seller’s Knowledge” means the actual knowledge of Dr. Pestell upon reasonable investigation and inquiry due under the circumstances.

“Straddle Period” shall mean any Tax period beginning before or on and ending after the Closing Date.

“Tax” or “Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, alternative minimum or add-on minimum tax, gross income, gross receipts, capital, paid-up capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real property, personal property and estimated taxes, environmental, windfall profits, customs duties, fees, or other like assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i), and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii) payable by reason of contract, assumption, transferee liability, operation of law or Legal Requirement, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise, in each case whether or not disputed.

“Tax Returns” means any return, election, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Third Party” means any Person other than the Company, NewCo, Merger Sub, the Surviving Corporation, Seller and Dr. Pestell, and the permitted successors and assigns of each.

“Technology” means, collectively, (i) all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials (including biological materials and cell lines), specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, (ii) all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of any of the foregoing, in any form whether or not specifically listed herein, and (iii) all related technology that is used in, incorporated in, embodied in, displayed by or relate to any of the foregoing.

“Trademark” means any word, name, symbol, color, product shape, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, trade dress rights, slogans, product configuration, logo or business symbol, whether or not registered, and any registrations or applications for registration to use any of the foregoing.

“Trade Secrets” means information that derives independent economic value from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Escrow Agreement, the Employment Agreements, the Assignment and Assumption Agreement and any other documents entered into and/or delivered in connection with the transactions contemplated hereby or thereby.

Schedule 4.1(a)

Purchased Assets

“Purchased Assets” means all of the right, title and interest of Seller in and to all assets used in the conduct of the Product Business, of every kind and description, wherever located, whether now owned or acquired on or after the date hereof and prior to the consummation of the Closing, whether tangible or intangible (including, without limitation, goodwill), real, personal or mixed, but excluding the Retained Assets. The Purchased Assets include, without limitation, all of the right, title and interest of Seller in and to the following assets used in the conduct of the Product Business:

(1) all real property and all buildings and improvements thereto leased or licensed by Seller, including those licenses listed on Schedule 4.1(a)(1);

(2) all rights under any executory contract to which Seller is a party that is related to the Product Business, including, without limitation, any license agreement, grant, security agreement, indemnity agreement, subordination agreement, mortgage, equipment lease and other lease or sublease (whether or not capitalized), conditional sale or title retention agreement and any purchase order from any customer, and all rights to any payments due thereunder on or after the Closing, including those contracts listed on Schedule 4.1(a)(2);

(3) all computers, computer servers, test equipment, printers, laptops and other computer equipment (including spare parts) and software, all machinery and equipment (including spare parts), business machines, automobiles and other vehicles, furniture, fixtures, supplies, models, capital improvements in process, tools and all other tangible personal property including, without limitation, all of the foregoing located at Lankenau Institute of Medical Research and all of Dr. Pestell’s Equipment;

(4) all Intellectual Property Rights, including those Intellectual Property Rights listed on Schedule 4.1(a)(4);

(5) all of Seller’s accounts and notes receivable and all reserves related thereto;

(6) all easements, rights of way, servitudes, leases, permits, licenses or options;

(7) all prepaid deposits paid to Seller, all prepaid deposits paid by Seller to any other Person, advances paid to Seller, advances paid by Seller to any other Person and other prepaid expenses associated with the Product Business, including, without limitation, all deposits, advances and rights to rebates of any type;

(8) all authorizations, consents, approvals, licenses orders, Permits and exemptions of, and filings or registrations with, any Governmental Authority or non-governmental regulatory authority, to the extent transferable;

(9) all rights and claims of Seller, whether mature, contingent or otherwise, against third parties, whether in tort, contract or otherwise, including, without limitation, causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors, claims for refunds, rights of off-set and credits of all kinds and all other general intangibles; provided, however, that such rights and claims shall not include rights and claims established by this Agreement or the other agreements contemplated hereby;

(10) the name “ProstaGene” and any other names used by Seller in the Product Business;

(11) the benefit of coverage provided by all current and expired insurance policies of Seller to the extent they relate to the Product Business or any of the Purchased Assets, including those insurance policies listed on Schedule 4.1(a)(11) but excluding directors and officers insurance; and

(12) all other assets used or useful in the conduct of the Product Business, whether or not reflected on the books and records of Seller, including, without limitation, the Product Business as a going concern, its goodwill and franchises, all credit balances of or inuring to Seller under any state unemployment compensation plan or fund, its employment contracts, restrictive covenants and obligations of present and former employees, agents, representatives, independent contractors and others, and all books, records, files and papers relating to, or necessary to the conduct of, the Product Business.

Schedule 4.1(a)(1)

REAL PROPERTY

•

Occupancy License Agreement, dated April 1, 2017, by and between Lankenau Institute for Medical Research (“Licensor” or “LIMR”)and ProstaGene, LLC (“Licensee” or “ProstaGene”) (for 387 rentable sq. ft. of certain lab and office space designated as Rooms 234, 243 and 35).

•	First Amendment to Occupancy License Agreement, dated April 1, 2018, by and between LIMR and ProstaGene.

•

Amended and Restated Occupancy License Agreement, dated April 1, 2017, by and between LIMR and ProstaGene (substituting 125 rentable sq. ft. of certain lab and office space designated as Room 222 for licensed premises under Original Agreement).

•	First Amendment to Amended and Restated Occupancy License Agreement, dated April 1, 2018, by and between LIMR and ProstaGene.

Schedule 4.1(a)(2)

CONTRACTS

Seller Agreements

•	Material Transfer Agreement, dated August 31, 2013, by and between Thomas Jefferson University and ProstaGene, LLC.

•	Intellectual Property Agreement, dated June 19, 2014, by and between Thomas Jefferson University and ProstaGene, LLC.

•	License Agreement, dated June 19, 2014, by and between Thomas Jefferson University and ProstaGene, LLC.

•	Patent License Agreement, dated January 11, 2016, by and between Richard Pestell, M.D. and ProstaGene, LLC.

•

The University of Texas Health Science Center at San Antonio Material Transfer Agreement, dated April 12, 2017, by and between The University of Texas Health Science Center at San Antonio and ProstaGene, LLC.

•	Master License Agreement, dated September 29, 2017 (effective date of January 1, 2017), by and between Baruch S. Blumberg Institute and ProstaGene, LLC.

•	Master Sponsored Research Agreement, dated September 29, 2017 (effective date of January 1, 2017), by and between Baruch S. Blumberg Institute and ProstaGene, LLC.

•	Research Plan #1 under the Master Sponsored Research Agreement, dated September 29, 2017, by and between Baruch S. Blumberg Institute and ProstaGene, LLC.

•	Intellectual Property Agreement, dated September 29, 2017 (effective date of January 1, 2017), by and between Baruch S. Blumberg Institute and ProstaGene, LLC.

•	Mutual Confidentiality Agreement, dated September 29, 2017 (effective date of January 1, 2017), by and between Baruch S. Blumberg Institute and ProstaGene, LLC.

•	Fee-for-Service Animal Research Agreement, dated January 1, 2018, by and between ProstaGene and CytoDyn Inc.

Supporting Documentation relating to Seller’s IP rights

•

Release Letter for 4 mouse prostate cancer cell lines derived from Primary Prostate Epithelial cells, they are generated by selective transduction with 4 distinct oncogenes (c-Myc, Ha-Ras, Neu, and c-Src), dated October 12, 2010, from Thomas Jefferson University to Dr. Richard Pestell and Dr. Xiaoming Ju.

•	Release Letter for Metastasis Inhibition by CCR5 Antagonists, dated May 7, 2012, from Thomas Jefferson University to Dr. Richard Pestell, Dr. Marco A. Velasco Velasquez and Dr. Xuanmao Jiao.

•	Inventor Waiver Request Decision Letter, dated January 10, 2014, from National Institutes of Health to Dr. Richard Pestell.

•	Release Letter for Gene Signatures Invention, dated June 16, 2014, from Thomas Jefferson University to Dr. Richard Pestell.

•	Inventor Waiver Request Decision Letter, dated May 12, 2015, from National Institutes of Health to Dr. Richard G. Pestell.

Schedule 4.1(a)(4)

REGISTERED INTELLECTUAL PROPERTY

Seller Domain Names

•	prostagene.com

•	prostagene.net

•	prostagene.org

Seller Licensed Patents

FAMILY 1

PROSTATE CANCER CELL LINES, GENE SIGNATURES AND USES THEREOF
Application No.	Country	Filing Date	Patent No.	Issue Date	Status	Actions that must be taken within ninety (90) days

61/450,767	US	March 9, 2011			Expired Provisional

PCT/US2012/028546	PCT	March 9, 2012			Expired PCT

14/003384	US	Nov. 19, 2013			Pending	Response to Non-Final Office Action Due August 23, 2018, (MAX: November 23, 2018)

2012225232	Australia	March 9, 2012	2012225232	August 25, 2016	Issued

BR112013023050-9	Brazil	March 9, 2012			Pending

2829219	Canada	March 9, 2012			Abandoned

201280020337.8	China	March 9, 2012			Abandoned

12755544.9	EPO (Europe)	March 9, 2012			Pending

14107239.0	Hong Kong	March 9, 2012			Pending

7885/DELNP/2013	India	March 9, 2012			Pending

2013-557917	Japan	March 9, 2012			Abandoned

2016-219554	Japan	March 9, 2012			Pending	Waiting for Confirmation from Foreign Associate of Appeal Brief Filed. (Due August, 17, 2018)

MX/A/2013/010330	Mexico	March 9, 2012			Abandoned

FAMILY 2

USE OF MODULATORS OF CCR5 IN THE TREATMENT OF CANCER AND CANCER METASTASIS
Application No.	Country	Filing Date	Patent No.	Issue Date	Status	Actions that must be taken within ninety (90) days

61/646,593	US	May 14, 2012			Expired Provisional

PCT/US2013/040917	PCT	May 14, 2013			Expired PCT

13/893,791	US	May 14, 2013	9,453,836	September 27, 2016	Issued

15/275,050	US	September 23, 2016			Pending	Response to Restriction Requirement due August 30, 2018, (MAX: September 30, 2018)

2013262977	Australia	May 14, 2013			Abandoned

2018201516	Australia	May 14, 2013			Pending

2873743	Canada	May 14, 2013			Pending

201380037638.6	China	May 14, 2013			Abandoned

13790117.9	EPO (Europe)	May 14, 2013			Pending

15110378.4	Hong Kong	May 14, 2013			Pending

2015-512749	Japan	May 14, 2013			Pending	Response to Japanese Office Action due November 9, 2018.

UNREGISTERED INTELLECTUAL PROPERTY

Seller Copyrights

•	All unregistered copyrighted materials included as part of Seller’s website.

Seller Trade Secrets

•

ProstaGene’s Existing Proprietary Gene Structure: ProstaGene’s gene signature is based upon the differential expression of as few as 14 genes in the prostate tissue or other patient sample including, potentially, urine. The mRNA of the patient’s samples is amplified and the relative levels of gene expression are determined. Analysis of such relative gene expression allows ProstaGene to both diagnosis and make prognostic predictions with respect to prostate cancer.

Seller Common Law Trademarks

•	Trademarks used in connection with the ProstaGene name or related to ProstaGene’s business.

•	Trademarks used in connection with the Pipeline Product.

Seller Know-How

All Seller Know-How.1

Studies & Data

All data and experimental results and any other intellectual property relating to the 2017 Animal Research Agreement and the 2018 Animal Research Agreement

[1]	NTD: ProstaGene does not maintain a list of know-how reduced to writing/electronic records.

Schedule 4.1(a)(11)

INSURANCE

Commercial Package for Property and General Liability

•	Federal Insurance Co. (Chubb), Policy No. 3598-77-20, effective through July 25, 2019.

Commercial Umbrella for Excess of Underlying General Liability

•	Federal Insurance Co. (Chubb), Policy No. 7989-08-97, effective through July 25, 2019.

Schedule 4.1(b)

ASSUMED LIABILITIES

1.	All liabilities associated with the ownership or operation of the Product Business or use of the Purchased Assets following the Closing.

2.	All liabilities assumed pursuant to the Assignment and Assumption Agreement.

3.

All fees and expenses due and payable to Pepper Hamilton LLP for its representation of Seller in connection with patent prosecution activities and this Agreement and the transactions contemplated by this Agreement not to exceed $100,000 (including any fees and expenses paid prior to the date of the Agreement).

Schedule 5.2

SELLER MEMBERSHIP INTERESTS

ProstaGene, LLC Capitalization Table

as of 8.14.18

MEMBER	COMMON UNITS	P SERIES PROFITS INTERESTS COMMON UNITS	TOTAL COMMON UNITS	PERCENTAGE OWNERSHIP
Richard Pestell	1,928,571		1,928,571	77.241%
Dan & Rebecca Matthias	200,000		200,000	8.010%
Dan Matthias (Series P-1)*	0	60,000	60,000	2.403%
Thomas Jefferson University	76,142		76,142	3.050%
G-II Family Partnership LP (Goldblum)	85,714		85,714	3.433%
Frederick B. Kremer 2014 Irrevocable Trust	85,714		85,714	3.433%
BB Partners	35,714		35,714	1.430%
Baruch S. Blumberg Institute	24,968		24,968	1.000%
TOTAL	2,436,823	60,000	2,496,823	100.000%

*	Fully Vested

Schedule 5.7

ADDITIONAL LIABILITIES

None.

Schedule 5.8(b)

DIRECTOR AND OFFICER CONTRACTS

•	Grant Agreement between Seller and Dan Matthias dated January 14, 2015.

•	Amended and Restated Operating Agreement dated September 1, 2014, as amended.

•	Patent License Agreement, dated January 11, 2016, by and between Richard Pestell, M.D. and ProstaGene, LLC.

Schedule 5.9(b)

TITLE TO SELLER LICENSED PATENTS

Consent required by the National Institutes of Health of the U.S. Department of Health and Human Services, for transfers of any Seller Licensed Patents owned by Dr. Pestell.

Schedule 7.9

CYTODYN ANIMAL STUDY REMAINING FUNDS

Remaining Payment (payable by Seller):

$159,000

Remaining Cost (payable by the Surviving Corporation):

$500,000

Exhibit A

Form of Certificate of Merger

CERTIFICATE OF MERGER OF

CYTODYN INC.

WITH AND INTO

POINT MERGER SUB INC.

Under Section 251(g) of the General Corporation Law of the State of Delaware

Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”), CytoDyn Inc., a Delaware corporation (the “Company”), in connection with the merger (the “Merger”) of the Company with and into Point Merger Sub Inc., a Delaware corporation (“MergerCo”), hereby certifies as follows:

FIRST: The names and states of incorporation of the constituent corporations to the Merger (the “Constituent Corporations”) are:

Name	State of Incorporation

CytoDyn Inc.	Delaware

Point Merger Sub Inc.	Delaware

SECOND: The Transaction Agreement, dated as of August 27, 2018, by and Point NewCo Inc., ProstaGene, LLC, Dr. Richard G. Pestell (solely with respect to the representations, warranties and obligations set forth in Sections 5.9(b) and 14.3(c) thereof), MergerCo and the Company (the “Transaction Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251(g) of the DGCL (and, with respect to MergerCo, Section 228 of the DGCL).

THIRD: The name of the surviving corporation of the Merger (the “Surviving Corporation”) is CytoDyn Inc., the name of which is being changed in the Merger to [CytoDyn Opco Inc.].

FOURTH: Article I and Article IV of the Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be amended at the effective time of the Merger in the manner set forth on Exhibit A hereto. A new Article XI, as set forth in Exhibit A hereto, shall be added to the Certificate of Incorporation of the Company at the effective time of the Merger. As so amended, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: An executed copy of the Transaction Agreement is on file at the principal place of business of the Surviving Corporation, located at 1111 Main Street, Suite 660, Vancouver, Washington 98660.

SIXTH: A copy of the Transaction Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

SEVENTH: This Certificate of Merger shall become effective at [    ]:[    ] [A/P]M on [    ], 20[    ].

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this [ ] day of [ ], 20[ ].

CYTODYN INC.

By:
Nader Z. Pourhassan, Ph.D.
President and Chief Executive Officer

[Signature Page to Certificate of Merger]

EXHIBIT A

1.	ARTICLE I shall be amended and substituted in its entirety to read as follows:

“The name of the Company is [CytoDyn Opco Inc.].”

2.	ARTICLE IV shall be amended and restated in its entirety to read as follows:

“The aggregate number of shares of stock that the Company shall have authority to issue is 10,000 shares of common stock, par value $0.001 per share.”

3.	A new ARTICLE XI shall be added so as to read in its entirety as follows:

“Other than the election or removal of directors of the Company, any act or transaction by or involving the Company that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation the approval of the stockholders of the Company shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Point NewCo Inc. (or any successor by merger) by the same vote as is required by the General Corporation Law of the State of Delaware and/or this Certificate of Incorporation.”

Exhibit B

Form of Series C Certificate of Designation

CYTODYN INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES C CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, Nader Z. Pourhassan, Ph.D. does hereby certify that:

1. He is the President and Chief Executive Officer of CytoDyn Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, of which 400,000 shares have been designated as Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”);

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 5,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS, 400,000 of such preferred shares have already been designated as Series B Preferred Stock;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 270,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF SERIES C CONVERTIBLE PREFERRED STOCK

Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series C Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 27,000,000 (which shall not be subject to increase without the written consent of holders of a majority in interest of the Preferred Stock then outstanding (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $[        ] (the “Stated Value”).

Section 2. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 8(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Chancery Courts” shall have the meaning set forth in Section 9(d).

“Charter Amendment Date” means the date on which an amendment to the Corporation’s Certificate of Incorporation, as amended, to increase the Corporation’s authorized shares of Common Stock to 500,000,000 shares has been filed with the Secretary of State of the State of Delaware.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a)

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 8(d)

“Holder” shall have the meaning given such term in Section 1.

“Liquidation” shall have the meaning set forth in Section 5.

“Liquidation Preference” means 100 multiplied by the Price Per Share (as defined in the Transaction Agreement, by and among CytoDyn Inc., Point NewCo Inc., Point Merger Corp., ProstaGene, LLC and (solely with respect to the representations, warranties and obligations set forth in Sections 5.9(b) and 14.3(c) thereof) Dr. Richard G. Pestell, dated August 27, 2018).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

“Stated Value” shall have the meaning set forth in Section 1.

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“Subsidiary” means any subsidiary of the Corporation as set forth on Exhibit 21 to the Corporation’s Annual Report on Form 10-K most recently filed with the Commission.

“Successor Entity” shall have the meaning set forth in Section 8(d).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the OTCQB of the OTC Markets marketplace (or any successors to any of the foregoing).

“Transfer Agent” means Computershare, the current transfer agent of the Corporation, with a mailing address of 211 Quality Circle, Suite 210, College Station, TX 77845, and a telephone number is 1-800-962-4284, and any successor transfer agent of the Corporation.

Section 3. Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 8, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

Section 4. Voting Rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such Holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Corporation’s Certificate of Incorporation, as amended, Holders of Preferred Stock shall vote together with the holders of Common Stock as a single class. In addition, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) increase the number of authorized shares of Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6. Conversion.

a) Mandatory Conversion. On the Charter Amendment Date (such date, the “Conversion Date”), each outstanding share of Preferred Stock shall automatically be converted into that number of shares of Common Stock determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price.

b) Conversion Price. The conversion price for the Preferred Stock shall equal $[___], subject to adjustment herein (the “Conversion Price”).

c) Mechanics of Conversion

i) Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after the Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock and (B) a bank check in the amount of accrued and unpaid dividends. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the Conversion Date.

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ii) Obligation Absolute. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.

iii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

iv) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 8. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 8(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “ Purchase Rights “), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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c) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

d) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation in accordance with the provisions of this Section 8(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock prior to such Fundamental Transaction, and with a conversion price which applies the conversion price

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hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation with the same effect as if such Successor Entity had been named as the Corporation herein.

e) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

f) Notice to the Holders.

i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 8, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 7. Redemption.

a) Redemption at the Option of the Holder.

(i) In the event that an amendment to the Corporation’s Certificate of Incorporation, as amended, to increase the Corporation’s authorized shares of Common Stock to 500,000,000 shares has not been filed with the Secretary of State of the State of Delaware on or prior to June 30, 2019, subject to applicable law, each Holder of shares of Preferred Stock, at any time after June 30, 2019, shall have the right to require that the Corporation redeem, in full, out of funds legally available therefor, by irrevocable written notice to the Corporation, all of such Holder’s shares of Preferred Stock at a redemption price per share equal to the Liquidation Preference then in effect per share of the Preferred Stock. Such notice shall be given by first class mail, postage prepaid, addressed to the Corporation, and shall be conclusively presumed to have been duly given on the day the notice is mailed to the Corporation, whether or not the Corporation receives such notice. Each notice of redemption given to the Corporation shall state: (A) the redemption date and (B) the number of shares of Preferred Stock to be redeemed. Such mailing shall be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption in the notice.

(ii) Upon receipt of such notice, the Corporation shall within three (3) Business Days notify such Holder, by irrevocable written notice to such Holder, of the place or places where certificates for such shares are to be surrendered (or an indemnification undertaking as reasonably determined by the Corporation with respect to such certificates in the event of their loss, theft or destruction) for payment of the redemption price on the redemption

b) Effectiveness of Redemption. Notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be retired as provided for in Section 6(g) and such shares will no longer be issued and outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest.

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Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or email, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Corporate Secretary, facsimile number (360) 980-8549, e-mail address: mmulholland@cytodyn.com, or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or email, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of such Holder appearing on the books of the Corporation. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated hereby (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the Court of Chancery of the State of Delaware (the “Chancery Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Chancery Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Chancery Courts, or such Chancery Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

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f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Preferred Stock. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C Convertible Preferred Stock.

*********************

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this      day of             , 2018.

Name: Nader Z. Pourhassan, Ph.D.
Title: President and Chief Executive Officer

Exhibit C

Form of Bill of Sale

BILL OF SALE

THIS BILL OF SALE (this “Agreement”) is made as of [            ], 2018 by and between CytoDyn Inc., a Delaware corporation (the “Company”) and Prostagene, LLC, a Delaware limited liability company (“Seller”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Transaction Agreement, dated as of August 27, 2018, by and among Seller, the Company and certain other affiliate parties thereto (the “Purchase Agreement”), the Company has agreed to purchase or assume, as the case may be, from Seller, and Seller has agreed to sell, transfer, assign, convey and deliver to the Company, all of Seller’s right, title and interest in and to all of the Purchased Assets, all upon the terms and conditions set forth in the Purchase Agreement.

NOW THEREFORE, in accordance with and subject to the Purchase Agreement, and in consideration of the premises set forth therein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and the Company hereby agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have those meanings assigned to them in the Purchase Agreement.

Section 2. Conveyance and Assignment of the Purchased Assets. In accordance with and subject to all of the terms and conditions of the Purchase Agreement, Seller by this Agreement hereby sells, conveys, assigns, transfers and delivers to, and vests in the Company, to have and to hold forever unto the Company, its successors and assigns forever, effective as of the date hereof, all of Seller’s respective right, title and interest, legal and equitable, in and to the Purchased Assets. Seller hereby authorizes the Company and its affiliates to take any appropriate action to protect the right, title and interest hereby conveyed in connection with the aforesaid property hereby sold, conveyed, assigned, transferred and delivered to the Company against each and every person or persons whomsoever claiming or asserting any claim against any or all of the same.

Section 3. Rights Cumulative; Conflict With Asset Purchase Agreement. The rights, duties and obligations of the parties hereunder shall be cumulative and in addition to the rights, duties and obligations of the parties under the Purchase Agreement. Nothing herein shall be deemed to limit the rights, duties and obligations of the parties under the Purchase Agreement and, to the extent of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail.

Section 4. Notices. All notices and other communications to be given under the terms of this Agreement or which any of the parties desire to give hereunder shall be in writing and shall be made in accordance with Section 15.7 (Notices) of the Purchase Agreement.

Section 5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all such counterparts shall together constitute but one document.

Section 6. Governing Law. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:

CYTODYN INC.

By:
Name:
Title:

SELLER:

PROSTAGENE, LLC

By:
Name:
Title:

[Signature Page to Bill of Sale]

Exhibit D

Form of Stock Restriction Agreement

STOCK RESTRICTION AGREEMENT

This STOCK RESTRICTION AGREEMENT (this “Agreement”) is made as of [_____], 2018 (the “Effective Date”), by and between CytoDyn Inc., a Delaware corporation (“Company”), ProstaGene, LLC, a Delaware limited liability company (“ProstaGene”), and Dr. Richard G. Pestell (the “Stockholder”).

RECITALS

A. The Stockholder was the founder and majority owner of ProstaGene, with approximately a 77.2% ownership interest, and also owned certain intellectual property interests that he had previously licensed to ProstaGene.

B. The Company, certain of its predecessors and affiliates, ProstaGene and the Stockholder negotiated and entered into a Transaction Agreement, dated August 27, 2018 (the “ProstaGene Purchase Agreement”), to effect a holding company reorganization and the purchase and sale of intellectual property and other assets of ProstaGene (including certain intellectual property interests licensed by the Executive to ProstaGene) for the aggregate stock consideration specified therein (the “ProstaGene Acquisition”).

C. Pursuant to the ProstaGene Purchase Agreement, the stock portion of the consideration payable in the ProstaGene Acquisition consists of [27,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock Payment Shares”)] / [an aggregate of 270,000 shares of the Company’s Series C convertible preferred stock, par value $0.001 per share (the “Series C Preferred Stock”), which are convertible into an aggregate of 27,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Conversion Shares” and, collectively with the Series C Preferred Stock, the “Stock Payment Shares”), automatically upon approval by the Company’s stockholders of an increase in the authorized shares of Common Stock to at least 500,000,000].

C. In connection with the ProstaGene Acquisition, the Stockholder is being appointed to the Company’s Board of Directors (the “Board”) and is entering into an Employment Agreement (the “Employment Agreement”) as the Company’s Chief Medical Officer (collectively, the “Stockholder Appointments”).

D. In connection with the ProstaGene Acquisition and the Stockholder Appointments, the Stockholder and ProstaGene are willing to enter into this Agreement and subject [8,342,000 Stock Payment Shares] / [certain Stock Payment Shares consisting of an aggregate of 83,420 shares of Series C Preferred Stock convertible into an aggregate of 8,342,000 Conversion Shares] (collectively, the “Restricted Stock”) distributable to the Stockholder as a result of the ProstaGene Acquisition to the restrictions in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree to the following between the parties as follows:

1. REPURCHASE OPTION

(a) In the event the Stockholder’s employment under the Employment Agreement is terminated other than (x) by the Company without Cause (as defined in the Employment Agreement), (y) by the Stockholder for Good Reason (as defined in the Employment Agreement) or (z) by reason of death or Disability (as defined in the Employment Agreement), then the Company will have an irrevocable option (“Repurchase Option”), for a period of ninety (90) days after such termination, or such longer period as may be agreed to by the Company and the Stockholder, to repurchase from the Stockholder or the Stockholder’s personal representative, as the case may be, at a purchase price of $0.001 per share of Preferred Stock or $0.001 per Conversion Share, as applicable (the “Option Price”), up to but not exceeding the number of shares of Restricted Stock that have not vested in accordance with the provisions of Section 1(b) below as of such termination date. The Stockholder hereby acknowledges that the Company has no obligation, either now or in the future, to repurchase any of the shares of Common Stock, whether vested or unvested, at any time.

(b) Vesting. One hundred percent (100%) of the Restricted Stock will initially be subject to the Repurchase Option. The shares of the Restricted Stock will vest and be released from the Repurchase Option in three equal annual installments commencing on the date that is one year after the Effective Date, until all the Restricted Stock is released from the Repurchase Option (provided in each case that the Stockholder remains an employee of the Company as of the date of such release). Notwithstanding the foregoing, the Repurchase Option will automatically lapse and all shares subject to the Repurchase Option will immediately become fully vested and no longer subject to the Repurchase Option (i) on the effective date of a Change in Control of the Company, or (ii) if the Stockholder’s employment under the Employment Agreement is terminated (x) by the Company without Cause (as defined in the Employment Agreement), (y) by the Stockholder for Good Reason (as defined in the Employment Agreement) or (z) by reason of death or Disability.

(c) Definitions.

(i) “Affiliate” shall have the meaning, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with such Person.

(ii) “Change in Control” means (x) a change in ownership of the Company under clause (1) below or (y) a change in the ownership of a substantial portion of the assets of the Company under clause (2) below:

(1) Change in the Ownership of the Company. A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in clause (3) below), acquires ownership of capital stock of the Company that, together with capital stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the capital stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional capital stock by the same person or persons shall not be considered to be a change in the ownership of the Company. An increase in the percentage of capital stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires capital stock in the Company in exchange for property will be treated as an acquisition of stock for purposes of this paragraph.

(2) Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in clause (3) below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control under this clause (2) when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided below in this clause (2). A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to (a) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its capital stock, (b) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (c) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding capital stock of the Company, or (d) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (2)(c) of this paragraph. For purposes of this clause (2), a person’s status is determined immediately after the transfer of the assets. Notwithstanding anything in this clause (2) to the contrary, in no event shall a license of (or other similar transfer of rights in) PRO 140 be a change in the ownership of a substantial portion of the Company’s assets.

(3) Persons Acting as a Group. For purposes of clauses (1) and (2) above, persons will not be considered to be acting as a group solely because they purchase or own capital stock or purchase assets of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets or capital stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets or capital stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. For purposes of this paragraph, the term “corporation” shall have the meaning assigned such term under Treasury Regulation section 1.280G-1, Q&A-45.

(iii) “Control” shall have the meaning, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

(iv) “Person” shall have the meaning: an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

2. EXERCISE OF REPURCHASE OPTION. The Repurchase Option will be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 11(a). Such notice will identify the number of shares of Restricted Stock to be purchased and will notify the Stockholder of the time, place and date for settlement of such purchase, which will be scheduled by the Company within the term of the Repurchase Option set forth in Section 1(a) above. The Company will pay for any shares of Restricted Stock purchased pursuant to its Repurchase Option in cash. Upon delivery of such notice and payment of the purchase price, the Company will become the legal and beneficial owner of the Restricted Stock being repurchased and all rights and interest in such shares, and the Company will have the right to transfer to its own name the Restricted Stock being repurchased by the Company, without further action by the Stockholder or ProstaGene.

3. ADJUSTMENTS TO RESTRICTED STOCK. If, from time to time, during the term of the Repurchase Option there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property (including cash) to which the Stockholder is entitled by reason of the Stockholder’s ownership of Restricted Stock will be immediately subject to the Repurchase Option and be included in the word “Restricted Stock” for all purposes of the Repurchase Option with the same force and effect as the shares of the Restricted Stock presently subject to the Repurchase Option, but only to the extent the Restricted Stock is, at the time, covered by such Repurchase Option. While the total Option Price will remain the same after each such event, the Option Price per share of Restricted Stock upon exercise of the Repurchase Option will be appropriately adjusted.

4. ESCROW OF UNVESTED STOCK; PLEDGE OF RESTRICTED STOCK. As soon as reasonably practicable after the Effective Date, the Company shall issue a stock certificate in the Stockholder’s name that corresponds to the Restricted Stock (the “Certificate”), and shall hold such Certificate in escrow for the Stockholder’s benefit, properly endorsed for transfer, until such time as the Restricted Stock are forfeited to the Company or all restrictions thereon lapse. The Company shall not be liable for any act it may do or fail to do with respect to the holding of the Certificate in escrow hereunder, provided it acts or fails to act in good faith and in accordance with this Agreement.

5. TERMINATION OF REPURCHASE OPTION. Sections 1, 2, 3, and 4 of this Agreement will terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

6. RIGHTS OF THE STOCKHOLDER. Subject to the provisions of Sections 4, 6, 8, and 9 of this Agreement, the Stockholder will exercise all rights and privileges of a stockholder of the Company with respect to the Restricted Stock deposited in escrow. The Stockholder will be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of Restricted Stock and for the purpose of exercising any voting rights relating to such shares of Restricted Stock, even if some or all of such shares of Restricted Stock have not yet vested and been released from the Repurchase Option.

7. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, the Stockholder will not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Restricted Stock while the Restricted Stock is subject to the Repurchase Option. As a condition of this Agreement, the Stockholder may be required to execute a stock power in the form of Exhibit A hereto with respect to any shares issued pursuant to this Agreement.

8. RESTRICTIVE LEGENDS. All certificates representing the Restricted Stock will have endorsed legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties to this Agreement):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN A STOCK RESTRICTION AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) Any legend required by appropriate blue sky officials.

The Company will remove or cause the removal of the foregoing legends as and to the extent of the lapse of the applicable restrictions.

9. REFUSAL TO TRANSFER. The Company will not be required (a) to transfer on its books any shares of Restricted Stock of the Company which will have been transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

10. SERVICE. Neither this Agreement nor any action taken hereunder shall be construed as giving the Stockholder any right of continuing service with the Company.

11. MISCELLANEOUS.

(a) Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party to this Agreement at such party’s address set forth on the signature page to this Agreement, or at such other address as such party may designate by ten (10) days advance written notice to the other party to this Agreement.

(b) Governing Law. This Agreement, and all matters arising directly or indirectly herefrom, will be governed by and construed in accordance with the internal laws of the state of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the state of Delaware.

(c) Entire Agreement; Amendment. This Agreement (including the exhibits to this Agreement) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties to this Agreement.

(d) Successors and Assigns. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth in this Agreement, be binding upon ProstaGene, the Stockholder and the Stockholder’s successors and assigns. The Repurchase Option of the Company under this Agreement will be assignable by the Company at any time or from time to time, in whole or in part.

(e) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

(h) Counterparts. This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CYTODYN INC.

By:
Name:
Title:

STOCKHOLDER

Name: Richard G. Pestell

ACKNOWLEDGED AND AGREED:

PROSTAGENE, LLC

By:
Name:
Title:

ATTACHMENTS:

Exhibit A – Stock Power

Signature Page to Stock Restriction Agreement

Exhibit A-1

STOCK POWER

FOR VALUE RECEIVED, Richard G. Pestell , hereby sells, assigns, and transfers unto CytoDyn Inc. ____________ shares of Series C convertible preferred stock, par value $0.001 per share, of CytoDyn Inc. (the “Company”), issued pursuant to, and subject to the terms of, that certain Stock Restriction Agreement by and between the Company and Richard G. Pestell, dated ___________ __, 20__, standing in his/her name on the books of said corporation represented by Certificate No. ___ herewith, and does hereby irrevocably constitute and appoint _____________________ as his/her attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated: ______________________

Richard G. Pestell

[INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures on the part of the Stockholder.]

Exhibit A-2

STOCK POWER

FOR VALUE RECEIVED, Richard G. Pestell , hereby sells, assigns, and transfers unto CytoDyn Inc. ____________ shares of common stock, par value $0.001 per share, of CytoDyn Inc. (the “Company”), issued pursuant to, and subject to the terms of, that certain Stock Restriction Agreement by and between the Company and Richard G. Pestell, dated ___________ __, 20__, standing in his/her name on the books of said corporation represented by Certificate No. ___ herewith, and does hereby irrevocably constitute and appoint _____________________ as his/her attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated: ______________________

Richard G. Pestell

[INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures on the part of the Stockholder.]

Exhibit E-1

Form of Employment Agreement

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of [            ], 2018 (the “Effective Date”), is by and between CYTODYN INC., a Delaware corporation (the “Company”) and Richard G. Pestell (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive is the founder and majority owner of ProstaGene, LLC, a Delaware limited liability company (“ProstaGene”), with approximately a 77.2% ownership interest, and also owns certain intellectual property interests that he has previously licensed to ProstaGene;

WHEREAS, the Company, certain of its predecessors and affiliates, ProstaGene and the Executive have negotiated and entered into a Transaction Agreement, dated August 27, 2018 (the “ProstaGene Purchase Agreement”), to effect a holding company reorganization and the purchase and sale of intellectual property and other assets of ProstaGene (including certain intellectual property interests licensed by the Executive to ProstaGene) for the aggregate stock consideration specified therein (the “ProstaGene Acquisition”);

WHEREAS, in connection with the ProstaGene Acquisition, the Company [has appointed] the Executive to the Board of Directors of the Company (the “Board”); and

WHEREAS, in connection with the ProstaGene Acquisition, the Company also desires to employ the Executive as its Chief Medical Officer, and the Executive desires to accept such employment, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1

EMPLOYMENT; TERM OF AGREEMENT

Section 1.1 Employment and Acceptance. During the Term (as defined in Section 1.2), the Company shall employ the Executive, and the Executive shall accept such employment and serve the Company, in each case, subject to the terms and conditions of this Agreement.

Section 1.2 Term. The employment relationship hereunder shall be for a term of three (3) years (such default period of the employment relationship shall be referred to herein as the “Basic Term” and the period during which the Executive is employed by the Company shall be referred to herein as the “Term”) commencing on the Effective Date. This Agreement and the Basic Term shall be deemed to extend each day for an additional day automatically and without any action on behalf of either party hereto. In the event that the Executive’s employment with the Company terminates, the Company’s obligation to continue to pay, after the Termination Date (as defined in Section 4.3(b)), Base Salary (as defined in Section 3.1(a)), Annual Bonus (as defined in Section 3.1(b)) and other unaccrued benefits shall terminate except as may be provided for in ARTICLE 4.

ARTICLE 2

TITLE; DUTIES AND OBLIGATIONS; LOCATION

Section 2.1 Title. The Company shall employ the Executive to serve in the capacity of Chief Medical Officer.

Section 2.2 Duties. Subject to the direction and authority of the Board of Directors of the Company (the “Board”), the Executive shall have direct responsibility for providing direction and leadership for the Company’s pipeline and development programs in oncology and immunology for PRO 140. The Executive will be actively engaged in assisting to define the overall business strategy and direction for the Company’s clinical development plans, including strategic development and implementation of clinical programs, collaboration with strategic partners and further exploration of new and existing patent protection for PRO 140 in oncology and immunology. The Executive will also have oversight responsibilities for the Company’s Scientific Advisory Board. The Executive shall report to, and be subject to the lawful direction of, the Board and the Chief Executive Officer of the Company (the “CEO”). The Executive agrees to perform to the best of his ability, experience, and talent those acts and duties, consistent with the position of Chief Medical Officer, as the CEO shall from time to time reasonably direct.

Section 2.3 Compliance with Policies, etc.

(a) During the Term, the Executive shall be bound by, and comply fully with, all of the Company’s policies and procedures for officers, directors and/or employees in place from time to time, including, but not limited to, all terms and conditions set forth in the Company’s employee handbook, if any, compliance manual, codes of conduct and any other memoranda and communications applicable to the Executive pertaining to the policies, procedures, rules and regulations, as currently in effect and as may be amended from time to time. These policies and procedures include, among other things and without limitation, the Executive’s obligations to comply with the Company’s rules regarding confidential and proprietary information and trade secrets.

(b) Notwithstanding the foregoing clause (a), with respect to the Executive’s activities that are subject to the Baruch S. Blumberg Institute’s Invention Policy (the “Blumberg Invention Policy”), the Blumberg Invention Policy shall govern over any conflicting policies and procedures of Company subject in each case to the Intellectual Property Agreement among ProstaGene, the Executive and Baruch S. Blumberg Institute (“Blumberg”) effective as of January 1, 2017.

(c) Other than the Blumberg Invention Policy, the Executive has no agreement with, or duty to, any other employer, or any other person or entity with which he is engaged to provide any services, that would prohibit or conflict with his performance of his duties under this Agreement. In addition, Dr. Pestell has complied with all conflicts of interest or other reporting obligations to Blumberg, Xavier University, and any other employer or services recipient in disclosing this Agreement.

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Section 2.4 Time Commitment. During the Term, the Executive shall use his best efforts to promote the interests of the Company (including its subsidiaries and other Affiliates (as defined below)) and shall devote his business time, ability and attention as reasonably necessary to perform his duties for the Company. The parties agree that the Executive may, without violation of this Agreement and his obligations to the Company, conduct the following activities (the “Permitted Activities”): (i) participate in charitable, civic or community affairs, (ii) manage the Executive’s passive personal investments and affairs, (iii) continue his academic research at or through Blumberg or any Affiliate thereof or another non-profit research or academic institution, (iv) maintain a clinical appointment at Xavier University or other medical center, (v) continue his consulting activities with the National Cancer Institute, medical schools, hospitals and medical systems on accreditation and related matters, (vi) continue his consulting with Invictus Biotechnology Pty Ltd. and (vii) continue serving as an expert witness in litigations; provided in any case that the majority of the Executive’s business time is directed at the performance of the Executive’s duties to the Company hereunder. If in the future any of the Permitted Activities individually or in the aggregate create a business or fiduciary conflict with the Company, the Executive and the Board will work in good faith to manage and resolve such conflict. The Executive has truthfully described the current scope of his Permitted Activities to representatives of the Company. As used in this Agreement, “Affiliate” of any individual or entity means any other individual or entity that directly or individual controls, is controlled by, or is under common control with, the individual or entity.

Section 2.5 Location. The Executive’s principal place of business for the performance of his duties under this Agreement shall be in Wynnewood, Pennsylvania. Notwithstanding, the foregoing, the Executive shall be required to travel as necessary to perform his duties hereunder.

ARTICLE 3

COMPENSATION AND BENEFITS; EXPENSES

Section 3.1 Compensation and Benefits. For all services rendered by the Executive in any capacity during the Term (including, without limitation, serving as an officer, director or member of any committee of the Company or any of its subsidiaries or other Affiliates), the Executive shall be compensated as follows (subject, in each case, to the provisions of ARTICLE 4 below):

(a) Base Salary. During the Term, the Company shall pay the Executive a base salary (the “Base Salary”) at the annualized rate of $400,000, which shall be subject to customary withholdings and authorized deductions and be payable in equal installments in accordance with the Company’s customary payroll practices in place from time to time. The Executive’s Base Salary shall be subject to periodic adjustments as the Board and/or the Compensation Committee of the Board (the “Compensation Committee”) shall in its/their discretion deem appropriate. As used in this Agreement, the term “Base Salary” shall refer to Base Salary as may be adjusted from time to time.

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(b) Annual Bonus. For each fiscal year ending during the Term (beginning with the fiscal year ending May 31, 2019), the Executive shall be eligible to receive an annual bonus (the “Annual Bonus”) with a target amount equal to fifty percent (50%) of the Base Salary earned by the Executive for such fiscal year (the “Target Annual Bonus”). The actual amount of each Annual Bonus will be based upon the level of achievement of the Company’s corporate objectives and the Executive’s individual objectives, in each case, as established by the Board or the Compensation Committee (taking into account the input of the Executive with respect to the establishment of the Executive’s individual objectives) for the fiscal year with respect to which such Annual Bonus relates. The determination of the level of achievement of the corporate objectives and the Executive’s individual performance objectives for a year shall be made by the Board or the Compensation Committee, in its sole judgment and discretion. Each Annual Bonus for a fiscal year, to the extent earned, will be paid in a lump sum no later than March 15 of the calendar year immediately following the year in which such Annual Bonus was earned. Each Annual Bonus shall be payable in cash or, in the discretion of the Board and/or the the Compensation Committee, fifty percent (50%) in cash and (50%) in unrestricted Shares under (and as defined in) the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), or any successor equity compensation plan as may be in place from time to time (collectively with the 2012 Plan, the “Plan”), subject to the availability of shares under the Plan; provided that the Executive may elect to receive in such unrestricted Shares any portion of an Annual Bonus that would otherwise be payable in cash. The Annual Bonus shall not be deemed earned until the date that it is paid. Accordingly, in order for the Executive to earn and receive an Annual Bonus, the Executive must be actively employed in good standing by the Company at the time of such payment except as set forth in Section 4.1(c).

(c) Supplemental Bonus. For each fiscal year ending during the Term (beginning with the fiscal year ending May 31, 2019), the Executive may be eligible to receive a supplemental bonus (the “Supplemental Bonus”). Whether the Executive shall be paid a Supplemental Bonus for a fiscal year, and the amount of such Supplemental Bonus, shall be determined by the Board in its sole discretion. When determining whether a Supplemental Bonus shall be payable for a fiscal year, the Board may, but shall not be required to, consider any unanticipated achievement of corporate objectives for such fiscal year. Each Supplemental Bonus for a fiscal year, to the extent earned, will be paid in a lump sum no later than March 15 of the calendar year immediately following the year in which such Supplemental Bonus was earned. The Board shall determine whether each Supplemental Bonus shall be payable in cash and/or in unrestricted Shares under (and as defined in) the Plan. The Supplemental Bonus shall not be deemed earned until the date that it is paid. Accordingly, in order for the Executive to receive a Supplemental Bonus, the Executive must be actively employed by the Company at the time of such payment except as set forth in Section 4.1(c).

(d) Equity Compensation. During the Term, subject to the terms and conditions established within the Plan and separate Award Agreements (as defined in the Plan), the Executive shall be eligible to receive from time to time additional Options, Stock Appreciation Rights, Restricted Awards or Other Stock-Based Awards (as such capitalized terms are defined in the Plan), in amounts, if any, to be approved by the Board or the Compensation Committee in its discretion.

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(e) Benefit Plans. The Executive shall be entitled to participate in all employee benefit plans and programs (excluding severance plans, if any) generally made available by the Company to senior executives of the Company, to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof. The Company may amend, modify or rescind any employee benefit plan or program and/or change employee contribution amounts to benefit costs without notice in its discretion.

(f) Paid Vacation. The Executive shall be permitted to take twenty (20) paid vacation days in accordance with the Company’s vacation policies in effect from time to time for its executive team.

Section 3.2 Expense Reimbursement. The Company shall reimburse the Executive during the Term, in accordance with the Company’s expense reimbursement policies in place from time, for all reasonable out-of-pocket business expenses incurred by the Executive in the performance of his duties hereunder. In order to receive such reimbursement, the Executive shall furnish to the Company documentary evidence of each such expense in the form required to comply with the Company’s policies in place from time to time.

ARTICLE 4

TERMINATION OF EMPLOYMENT

Section 4.1 Termination Without Cause; Resignation for Good Reason.

(a) The Company may terminate the Executive’s employment hereunder at any time without Cause (other than by reason of death or Disability) upon written notice to the Executive. The Executive may resign for Good Reason provided he notifies the Company within ninety (90) days of the occurrence of any of the conditions that he reasonable considers to be a “Good Reason” condition and provides the Company with at least thirty (30) days in which to cure the condition; provided that if the Executive fails to provide this notice and cure period prior to his resignation, or resigns more than six (6) months after the initial existence of the condition, his resignation will not be deemed to be for “Good Reason”.

(b) As used in this Agreement, “Cause” means: (i) a material act, or act of fraud, committed by the Executive that is intended to result in the Executive’s personal enrichment to the detriment or at the expense of the Company or any of its Affiliates; (ii) the Executive is convicted of a felony; (iii) willful and continued failure by the Executive to perform the duties or obligations reasonably assigned to the Executive by the Board from time to time, which failure is not cured upon ten (10) days prior written notice (unless such failure is not susceptible to cure, as determined in the sole judgment and discretion of the Board); or (iv) the Executive materially violates the Covenants Agreement (as defined in Section 5.1 below). As used in this Agreement, “Good Reason” means the occurrence of any of the following without the Executive’s consent: (1) a material breach by the Company of the terms of this Agreement; (2) a reduction in the Executive’s Base Salary; (3) a material diminution in the Executive’s authority, duties or responsibilities; or (4) a relocation by the Company of the Executive’s principal place of business for the performance of his duties under this Agreement to a location that is anywhere outside of a 30 mile radius of Wynnewood, Pennsylvania.

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(c) If the Executive’s employment is terminated pursuant to Section 4.1(a), the Executive shall, in full discharge of all of the Company’s obligations to the Executive, be entitled to receive, and the Company’s sole obligation to the Executive under this Agreement or otherwise shall be to pay or provide to the Executive, the following:

(i) the Accrued Obligations (as defined in Section 4.2(b)); and

(ii) subject to Section 4.4 and Section 4.5:

(A) continued payment of the Executive’s then-current Base Salary for the longer of (x) the remainder of the Basic Term and (y) twelve (12) months), in each case paid on the Company’s regular payroll schedule (the “Severance Payments”);

(B) waiver of the applicable premium otherwise payable for COBRA continuation coverage for the Executive (and, to the extent covered immediately prior to the date of such cessation, his eligible dependents) and if COBRA is not available, monthly reimbursement for an equivalent health insurance policy for the Executive (and, to the extent covered immediately prior to the date of such cessation, his eligible dependents), in each case for a period equal to twelve (12) months;

(C) payment of (1) any Annual Bonus and Supplemental Bonus otherwise payable (but for the cessation of the Executive’s employment) with respect to a year ended prior to the cessation of Executive’s employment, to the extent not yet paid, and (2) a pro-rata bonus for the fiscal year in which the termination of employment occurs, calculated by multiplying the Annual Bonus that would otherwise have been absent termination (i.e. payable to the extent that the Board determines that the applicable performance conditions applicable to such annual bonus are attained) by a fraction, the numerator of which is equal to the number of days in the fiscal year during which the Executive was employed and the denominator of which equals 365, with such amount paid not later than March 15th following the last day of such fiscal year; and

(D) all stock options and other awards that the Executive may have under the Plan shall vest and, in the case of stock options or like awards, become exercisable, to the extent not already vested and (if applicable) exercisable, on the Termination Date and the exercise period for all such stock options shall be extended until the date that is one (1) year after the effective date of termination of employment.

Section 4.2 Termination for Cause; Voluntary Termination.

(a) The Company may terminate the Executive’s employment hereunder at any time for Cause upon written notice to the Executive. The Executive may voluntarily terminate his employment hereunder at any time for any reason or no reason upon ninety (90) days prior written notice to the Company; provided, however, the Company reserves the right, upon written notice to the Executive, to accept the Executive’s notice of resignation and to accelerate such notice and make the Executive’s resignation effective immediately, or on such other date prior to Executive’s intended last day of work as the Company deems appropriate. It is understood and agreed that the Company’s election to accelerate Executive’s notice of resignation shall not be deemed a termination by the Company without Cause for purposes of Section 4.1 of this Agreement or otherwise or constitute Good Reason for purposes of Section 4.1 of this Agreement or otherwise.

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(b) If the Executive’s employment is terminated pursuant to Section 4.2(a), the Executive shall, in full discharge of all of the Company’s obligations to the Executive, be entitled to receive, and the Company’s sole obligation under this Agreement or otherwise shall be to pay or provide to the Executive, the following (collectively, the “Accrued Obligations”):

(i) the Executive’s accrued but unpaid Base Salary through the final date of the Executive’s employment by the Company (the “Termination Date”), payable in accordance with the Company’s standard payroll practices;

(ii) the Executive’s accrued, but unused, vacation (in accordance with the Company’s policies);

(iii) expenses reimbursable under Section 3.2 above incurred on or prior to the Termination Date but not yet reimbursed; and

(iv) any amounts or benefits that are vested amounts or vested benefits or that the Executive is otherwise entitled to receive under any plan, program, policy or practice (with the exception of those, if any, relating to severance) on the Termination Date, in accordance with such plan, program, policy, or practice.

Section 4.3 Termination Resulting from Death or Disability.

(a) As the result of any Disability suffered by the Executive, the Company may, upon five (5) days prior notice to the Executive, terminate the Executive’s employment under this Agreement. The Executive’s employment shall automatically terminate upon his death.

(b) “Disability” means a determination by the Company in accordance with applicable law that as a result of a physical or mental injury or illness, the Executive has been unable to perform the essential functions of his job with or without reasonable accommodation for a period of (i) one hundred eighty (180) consecutive days; or (ii) two hundred seventy (270) days during any twelve (12) month period.

(c) If the Executive’s employment is terminated pursuant to Section 4.3(a), the Executive or the Executive’s estate, as the case may be, shall be entitled to receive, and the Company’s sole obligation under this Agreement or otherwise shall be to pay or provide to the Executive or the Executive’s estate, as the case may be, the Accrued Obligations.

Section 4.4 Release Agreement. In order to receive the Severance Payments set forth in Section 4.1, the Executive must timely execute (and not revoke) a separation agreement and general release (the “Release Agreement”) in a customary form as is determined to be reasonably necessary by the Company in its discretion; provided, that the Company provides the Executive with the form of Release Agreement within seven (7) days following the Termination Date. The Severance Payments are subject to the Executive’s execution of such Release Agreement within twenty-one (21) days (or forty-five (45) days, in the case of a group layoff) of the Executive’s receipt of the Release Agreement and the Executive’s non-revocation of such Release Agreement.

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Section 4.5 Post-Termination Breach. Notwithstanding anything to the contrary contained in this Agreement, the Company’s obligations to provide the Severance Payments will immediately cease if the Executive breaches any of the provisions of the Covenants Agreement or the Release Agreement or any other agreement the Executive has with the Company, or if any provision of those agreements is determined to be unenforceable, to any extent, by a court or arbitration panel, whether by preliminary or final adjudication.

Section 4.6 Removal from any Boards and Position. If the Executive’s employment is terminated for any reason under this Agreement, he shall be deemed (without further action, deed or notice) to resign (i) if a member, from the Board or board of directors (or similar governing body) of any Affiliate of the Company or any other board to which he has been appointed or nominated by or on behalf of the Company and (ii) from all other positions with the Company or any subsidiary or other Affiliate of the Company, including, but not limited to, as an officer of the Company and any of its subsidiaries or other Affiliates.

ARTICLE 5

GENERAL PROVISIONS

Section 5.1 Covenants Agreement. The Executive agrees to execute and be bound by the Confidential Information, Inventions and Noncompetition Agreement in the form attached hereto as Schedule A (the “Covenants Agreement”), the terms of which are incorporated herein by reference. The Covenants Agreement shall survive the termination of this Agreement and the Executive’s employment by the Company for the applicable period(s) set forth therein.

Section 5.2 Expenses. Other than any costs, fees and expenses payable pursuant to the ProstaGene Purchase Agreement, each of the Company and the Executive shall bear its/his own costs, fees and expenses in connection with the negotiation, preparation and execution of this Agreement.

Section 5.3 Entire Agreement. This Agreement, the Indemnification Agreement in the form attached hereto as Schedule B (the “Indemnification Agreement”) and the Covenants Agreement contain the entire agreement of the parties hereto with respect to the terms and conditions of the Executive’s employment during the Term and activities following termination of this Agreement and the Executive’s employment with the Company and supersede any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter of this Agreement, the Indemnification Agreement and the Covenants Agreement. Each party hereto acknowledges that no representations, inducements, promises or agreements, whether oral or in writing, have been made by any party, or on behalf of any party, which are not embodied herein, in the Indemnification Agreements or in the Covenants Agreement. The Executive acknowledges and agrees that the Company has fully satisfied, and has no further, obligations to the Executive arising under, or relating to, any prior employment or consulting arrangement or understanding (including, without limitation, any claims for compensation or benefits of any kind) or otherwise. No agreement, promise or statement not contained in this Agreement, the Indemnification Agreement or the Covenants Agreement shall be valid and binding, unless agreed to in writing and signed by the parties sought to be bound thereby.

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Section 5.4 No Other Contracts. The Executive represents and warrants to the Company that neither the execution and delivery of this Agreement by the Executive nor the performance by the Executive of the Executive’s obligations hereunder, shall constitute a default under or a breach of the terms of any other agreement, contract or other arrangement, whether written or oral, to which the Executive is a party or by which the Executive is bound, nor shall the execution and delivery of this Agreement by the Executive nor the performance by the Executive of his duties and obligations hereunder give rise to any claim or charge against either the Executive, the Company or any Affiliate, based upon any other contract or other arrangement, whether written or oral, to which the Executive is a party or by which the Executive is bound. The Executive further represents and warrants to the Company that he is not a party to or subject to any restrictive covenants, legal restrictions or other agreement, contract or arrangement, whether written or oral, in favor of any entity or person which would in any way preclude, inhibit, impair or limit the Executive’s ability to perform his obligations under this Agreement, including, but not limited to, non-competition agreements, non-solicitation agreements or confidentiality agreements. The Executive shall defend, indemnify and hold the Company harmless from and against all claims, actions, losses, liabilities, damages, costs and expenses (including reasonable attorney’s fees and amounts paid in settlement in good faith) arising from or relating to any breach of the representations and warranties made by the Executive in this Section 5.4.

Section 5.5 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by nationally recognized overnight courier service (with next business day delivery requested). Any such notice or communication shall be deemed given and effective, in the case of personal delivery, upon receipt by the other party, and in the case of a courier service, upon the next business day, after dispatch of the notice or communication. Any such notice or communication shall be addressed as follows:

If to the Company, to:

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, WA 98660

Attn: CEO

With a copy, which itself shall not constitute notice, to Michael J. Lerner, Esq., Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020.

If to the Executive, to:

Richard G. Pestell

901 North Penn Street, Apt. R1902

Philadelphia, PA 19123

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With a copy, which itself shall not constitute notice, to Timothy C. Atkins, Pepper Hamilton LLP, 400 Berwyn Park 899 Cassatt Road, Berwyn, Pennsylvania 19312.

Any person named above may designate another address by giving notice in accordance with this Section to the other persons named above.

Section 5.6 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law. Any and all actions arising out of this Agreement or Executive’s employment by Company or termination therefrom shall be brought and heard in the state and federal courts of the State of Delaware and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any such courts. THE COMPANY AND THE EXECUTIVE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT OR ANY AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM AND REPRESENT THAT THEY HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE OR HAVE CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS WAIVER.

Section 5.7 Waiver. Either party hereto may waive compliance by the other party with any provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

Section 5.8 Severability. If any one or more of the terms, provisions, covenants and restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid and unenforceable provision in light of the tenor of this Agreement, and, upon so agreeing, shall incorporate such substitute provision in this Agreement. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed, by limiting or reducing it, so as to be enforceable to the extent compatible with then applicable law.

Section 5.9 Counterparts. This Agreement may be executed in any number of counterparts and each such duplicate counterpart shall constitute an original, any one of which may be introduced in evidence or used for any other purpose without the production of its duplicate counterpart. Moreover, notwithstanding that any of the parties did not execute the same counterpart, each counterpart shall be deemed for all purposes to be an original, and all such counterparts shall constitute one and the same instrument, binding on all of the parties hereto. Signatures delivered by facsimile (including without limitation by “pdf”) shall be deemed effective for all purposes.

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Section 5.10 Advice of Counsel. Both parties hereto acknowledge that they have had the opportunity to seek and obtain the advice of counsel before entering into this Agreement and have done so to the extent desired, and have fully read the Agreement and understand the meaning and import of all the terms hereof.

Section 5.11 Assignment. This Agreement shall inure to the benefit of the Company and its successors and assigns (including, without limitation, the purchaser of all or substantially all of its assets) and shall be binding upon the Company and its successors and assigns. This Agreement is personal to the Executive, and the Executive shall not assign or delegate his rights or duties under this Agreement, and any such assignment or delegation shall be null and void.

Section 5.12 Agreement to Take Actions. Each party to this Agreement shall execute and deliver such documents, certificates, agreements and other instruments, and shall take all other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement.

Section 5.13 No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 5.13 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive or the Executive’s estate and their assigning any rights hereunder to the person or persons entitled thereto.

Section 5.14 Source of Payment. Except as otherwise provided under the terms of any applicable employee benefit plan, all payments provided for under this Agreement shall be paid in cash from the general funds of Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of Company. The Executive shall not look to the owners of the Company for the satisfaction of any obligations of the Company under this Agreement.

Section 5.15 Tax Withholding. The Company or other payor is authorized to withhold from any benefit provided or payment due hereunder, the amount of withholding taxes due any federal, state or local authority in respect of such benefit or payment and to take such other action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such withholding taxes. The Executive will be solely responsible for all taxes assessed against him with respect to the compensation and benefits described in this Agreement, other than typical employer-paid taxes such as FICA, and the Company makes no representations as to the tax treatment of such compensation and benefits.

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Section 5.16 409A Compliance. All payments under this Agreement are intended to comply with or be exempt from the requirements of Section 409A of the Code and regulations promulgated thereunder (“Section 409A”). As used in this Agreement, the “Code” means the Internal Revenue Code of 1986, as amended. To the extent permitted under applicable regulations and/or other guidance of general applicability issued pursuant to Section 409A, the Company reserves the right to modify this Agreement to conform with any or all relevant provisions regarding compensation and/or benefits so that such compensation and benefits are exempt from the provisions of 409A and/or otherwise comply with such provisions so as to avoid the tax consequences set forth in Section 409A and to assure that no payment or benefit shall be subject to an “additional tax” under Section 409A. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, or to the extent any provision in this Agreement must be modified to comply with Section 409A, such provision shall be read in such a manner so that no payment due to the Executive shall be subject to an “additional tax” within the meaning of Section 409A(a)(1)(B) of the Code. If necessary to comply with the restriction in Section 409A(a)(2)(B) of the Code concerning payments to “specified employees,” any payment on account of the Executive’s separation from service that would otherwise be due hereunder within six (6) months after such separation shall be delayed until the first business day of the seventh month following the Termination Date and the first such payment shall include the cumulative amount of any payments (without interest) that would have been paid prior to such date if not for such restriction. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A. In no event may the Executive, directly or indirectly, designate the calendar year of payment. All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit. Notwithstanding anything contained herein to the contrary, the Executive shall not be considered to have terminated employment with the Company for purposes of Section 4.1 unless the Executive would be considered to have incurred a “termination of employment” from the Company within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii). In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Executive by Section 409A or damages for failing to comply with Section 409A in connection with any termination of employment. Notwithstanding anything in this Agreement to the contrary, in the event any period to execute the Release Agreement spans two calendar years, then to the extent necessary to avoid adverse consequences under Section 409A, any payments payable or to be provided hereunder in connection with any termination of employment will be paid or provided on the first business day of the second calendar year if such date is later than the date on which payment would otherwise have been made absent this sentence.

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Section 5.17 280G Modified Cutback.

(a) If any payment, benefit or distribution of any type to or for the benefit of the Executive, whether paid or payable, provided or to be provided, or distributed or distributable pursuant to the terms of this Agreement or otherwise (collectively, the “Parachute Payments”) would subject the Executive to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Parachute Payments shall be reduced so that the maximum amount of the Parachute Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the Parachute Payments to be subject to the Excise Tax; provided that the Parachute Payments shall only be reduced to the extent the present-value after-tax economic value of amounts received by the Executive after application of the above reduction would exceed the present-value after-tax economic value of the amounts received without application of such reduction. For this purpose, the after-tax value of an amount shall be determined taking into account all federal, state, and local income, employment and excise taxes applicable to such amount. Unless the Executive shall have given prior written notice to the Company to effectuate a reduction in the Parachute Payments if such a reduction is required, which notice shall be consistent with the requirements of Section 409A to avoid the imputation of any tax, penalty or interest thereunder, then the Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating accelerated vesting of full-value performance-vesting equity or similar awards, then by reducing or eliminating accelerated vesting of full-value time-vesting equity or similar awards, then by reducing or eliminating accelerated vesting of other stock options or similar awards, and then by reducing or eliminating any other remaining Parachute Payments; provided, that no such reduction or elimination shall apply to any non-qualified deferred compensation amounts (within the meaning of Section 409A) to the extent such reduction or elimination would accelerate or defer the timing of such payment in manner that does not comply with Section 409A.

(b) An initial determination as to whether (x) any of the Parachute Payments received by the Executive in connection with the occurrence of a change in the ownership or control of the Company or in the ownership of a substantial portion of the assets of the Company shall be subject to the Excise Tax, and (y) the amount of any reduction, if any, that may be required pursuant to the previous paragraph, shall be made by an independent accounting firm selected by the Company (the “Accounting Firm”) prior to the consummation of such change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company. The Executive shall be furnished with notice of all determinations made as to the Excise Tax payable with respect to the Executive’s Parachute Payments, together with the related calculations of the Accounting Firm, promptly after such determinations and calculations have been received by the Company.

(c) For purposes of this Section 5.18, (i) no portion of the Parachute Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment of the Parachute Payments shall be taken into account; (ii) no portion of the Parachute Payments shall be taken into account which in the opinion of the Accounting Firm does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code; (iii) the Parachute Payments shall be reduced only to the extent necessary so that the Parachute Payments (other than those referred to in the immediately

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preceding clause (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the auditor or tax counsel referred to in such clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Parachute Payments shall be determined by the Company’s independent auditors based on Sections 280G and 4999 of the Code and the regulations for applying those sections of the Code, or on substantial authority within the meaning of Section 6662 of the Code.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

CytoDyn Inc.

By:
Name:	Nader Z. Pourhassan
Title:	President and CEO

EXECUTIVE

Richard G. Pestell

[Employment Agreement]

SCHEDULE A

CONFIDENTIAL INFORMATION, INVENTIONS

AND NONCOMPETITION AGREEMENT

SCHEDULE B

INDEMNIFICATION AGREEMENT

Exhibit E-2

Form of Confidential Information,

Inventions and Noncompetition Agreement

CONFIDENTIAL INFORMATION, INVENTIONS

AND NONCOMPETITION AGREEMENT

This CONFIDENTIAL INFORMATION, INVENTIONS AND NONCOMPETITION AGREEMENT (this “Agreement”), dated as of [            ], 2018 (the “Effective Date”), is by and between CytoDyn Inc., a Delaware corporation (the “Company”), and me, Dr. Richard G. Pestell.

W I T N E S S E T H:

WHEREAS, I am the founder and principal member of ProstaGene, LLC, a Delaware limited liability company (“ProstaGene”), with approximately a 77.2% ownership interest, and I also own certain intellectual property interests that I have previously licensed to ProstaGene;

WHEREAS, the Company, certain of its predecessors and affiliates, ProstaGene and I have negotiated and entered into a Transaction Agreement, dated August 27, 2018 (the “ProstaGene Purchase Agreement”), to effect a holding company reorganization and the purchase and sale of intellectual property and other assets of ProstaGene (including certain intellectual property interests licensed by me to ProstaGene) for the aggregate stock consideration specified therein (the “ProstaGene Acquisition”);

WHEREAS, in connection with the ProstaGene Acquisition, I am being appointed to the Company’s Board of Directors and am entering into an employment agreement as the Company’s Chief Medical Officer (the “Employment Agreement”); and

WHEREAS, in connection with and in consideration of the foregoing, I have agreed to execute and be bound by the terms of this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, I hereby agree with the Company as follows:

1. Representations and Warranties

1.1 No Conflict with any Other Agreement or Obligation. I represent and warrant that, other than as set forth on Schedule 1.1, I am not bound by any agreement or arrangement with or duty to any other person that would conflict with this Agreement. I shall not disclose to the Company or induce the Company to use any proprietary, trade secret or confidential information or material belonging to others.

2. Confidential Information

2.1 Definition of Confidential Information. “Confidential Information” means all of the trade secrets, know-how, ideas, business plans, pricing information, the identity of and any information concerning customers or suppliers, computer programs (whether in source code or object code), procedures, processes, materials (including biological materials), data, nonpublic regulatory information, experimental protocols and results, nonpublic algorithms (including gene signature algorithms), strategies, methods, systems, designs, discoveries, inventions, production methods and sources, marketing and sales information, information received from others that the Company is obligated to treat as confidential or proprietary, information relating to the Company’s corporate finance and liquidity transactions, and any other technical, operating, financial and other business information relating to the Company, its business, potential business, operations or finances, or the business of the Company’s affiliates or customers, of which I may have acquired or developed knowledge or of which I may in the future acquire or develop knowledge of during my work for the Company, or from my colleagues while working for the Company. Confidential Information does not include any of the foregoing that is or becomes available to the public other than as a result of a disclosure by me in breach of this Agreement.

2.2 Protection of Confidential Information. I will use the Confidential Information only in the performance of my duties for the Company. I will not disclose the Confidential Information, directly or indirectly, at any time during or after my employment by the Company except to persons authorized by the Company to receive this information. I will not use the Confidential Information, directly or indirectly, at any time during or after my employment by the Company, for my personal benefit, for the benefit of any other person or entity, or in any manner adverse to the interests of the Company. I will take all action reasonably necessary to protect the Confidential Information from being disclosed to anyone other than persons authorized by the Company. Notwithstanding the foregoing or anything else contained herein to the contrary, this Agreement shall not preclude me from disclosing Confidential Information to a governmental body or agency or to a court if and to the extent that a restriction on such disclosure would limit me from exercising any protected right afforded to me under applicable law, including the ability to receive an award for information provided to the Securities Exchange Commission or any other governmental body.

2.3 Return of Confidential Information. When my employment by the Company terminates or at any time upon demand, I will immediately return or destroy all materials (including without limitation, written or printed documents, email and computer disks or tapes, whether machine or user readable, computer memory, and other information reduced to any recorded format or medium) containing, summarizing, abstracting or in any way relating to the Confidential Information. At the time I return these materials I will acknowledge to the Company, in writing and under oath, in the form attached as Exhibit A, that I have complied with the terms of this Agreement. I further agree that any electronic accounts I open, handle or become involved with on the Company’s behalf constitute Company property. I will provide all access codes, passcodes, and administrator rights to the Company at any time during or after my employment on demand.

2.4 Defend Trade Secrets Act Notice. I acknowledge receipt of notice of the following immunities under 18 USC Section 1833(b):

(a) An individual shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

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(b) In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to his or her attorney and use the trade secret information in the court proceeding if the individual: (i) files any document containing the trade secret under seal and (ii) does not disclose the trade secret, except pursuant to court order.

3. Inventions

3.1 Definition of Inventions. The term “Inventions” means:

(a) contributions and inventions, discoveries, creations, developments, improvements, works of authorship and ideas (whether or not they are patentable or copyrightable) of any kind that are conceived, created, developed or reduced to practice by me, alone or with others, while I am employed by the Company that are either: (i) conceived or reduced to practice while working at the Company or with the use of the Company resources, facilities or materials, (ii) relate to the Company’s business or actual or demonstrably anticipated research or development, or (iii) result from any work performed by me for the Company; and

(b) any and all patents, patent applications, copyrights, trade secrets, trademarks, domain names and other intellectual property rights, worldwide, with respect to any of the foregoing.

(c) The term “Inventions” specifically excludes any inventions that I develop entirely on my own time without using any Company equipment, supplies, facilities or trade secret information, except for those inventions that: (a) relate to the Company’s business or actual or demonstrably anticipated research or development; or (b) result from any work performed by me for the Company. The term “Inventions” also specifically excludes any invention that is subject to the invention policy of Baruch S. Blumberg Institute (“Blumberg”) in effect on January 1, 2017, except to the extent assigned to the Company under the Intellectual Property Agreement among the Company (as the assignee of ProstaGene), Blumberg and me effective January 1, 2017.

3.2 All Inventions are Exclusively the Property of the Company.

(a) I will promptly disclose all Inventions made or conceived, reduced to practice or learned by me, either alone or jointly with others, in full detail, to the Chief Financial Officer and Chief Executive Officer of the Company using the form attached as Exhibit B. I will not disclose any Invention to anyone other than persons authorized by the Company, without the Company’s express prior written instruction to do so.

(b) All Inventions will be deemed “work made for hire” as that term is used in the U.S. Copyright Act, and belong solely to the Company from conception. I hereby expressly disclaim all interest in all Inventions. To the extent that title to any Invention or any materials comprising or including any Invention is found not be a “work made for hire” as a matter of law, I hereby irrevocably assign to the Company all of my right, title and interest to that Invention.

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At any time during or after my employment by the Company that the Company requests, I will sign whatever written documents of assignment are necessary to formally evidence my irrevocable assignment to the Company of any Invention.

(c) At all times during or after my employment by the Company I will assist the Company in obtaining, maintaining and renewing patent, copyright, trademark and other appropriate protection for any Invention, in the United States and in any other country, at the Company’s expense.

(d) During the term of my employment with the Company, to the extent that I, as the principal investigator at Blumberg or any other applicable research or academic institution (each, an “Applicable Institution”), make an invention disclosure or create any other licensable or transferable intellectual property (the “Subject IP”), (i) to the extent I have a right or opportunity to consent to the licensing or transfer of the Subject IP, I will notify the Company, will use best efforts to cause the owner of the Subject IP to negotiate with the Company for an exclusive or non-exclusive license agreement or option agreement for the Subject IP and will not, without the Company’s consent, consent to a license or transfer of the Subject IP to anyone other than the Company or its affiliates, unless and until the Company declines to enter into or terminates such negotiations without entering into a definitive license agreement or option agreement for the Subject IP; and (ii) to the extent that I have a right or opportunity to own any Subject IP, I will notify the Company and use best efforts, subject to the Company’s prior written consent and on the Company’s behalf, to pursue ownership of such inventions and transfer such ownership rights to the Company; in the case of each of clauses (i) and (ii) above, for no additional consideration payable to me directly or indirectly by the Company, other than under the intellectual property policy of any Applicable Institution.

(e) Other than as set forth in Schedule 3.2, I am not aware of any prior, ongoing or anticipated studies that would fall within the scope of the covenants set forth in Section 3.2(d). During the term of my employment with the Company, with respect to any research that relates to any Company Business (as defined below), I will provide advance written notice including the proposed research plan (the “Research Plan”) to the Company’s Board of Directors. The Company shall have the opportunity to direct the Research Plan to be conducted under the Master Sponsored Research Agreement, dated as of January 1, 2017, between the Company (as the assignee of ProstaGene) and Blumberg, or under a similar sponsored research program with another Applicable Institution, or through the Company’s own private research facilities. If the Company’s Board of Directors reasonably determines that the Research Plan may conflict with the Company’s clinical development strategies relating to any Company Business, I will revise the Research Plan to address any such concerns prior to initiating any such research through an Applicable Institution.

4. Non-Compete. In order to protect the legitimate business interests of the Company and in consideration of the compensation I am receiving in the ProstaGene Transaction and as Chief Medical Officer and a director of the Company, and of the Company’s willingness to provide to me access to its Confidential Information, I agree that during the period beginning on the closing of the ProstaGene Transaction (the “Closing Date”) and ending on the later of (a) five (5) years after the Closing Date or (b) one (1) year following the termination of my employment for any reason (the “Restricted Period”), I will not directly or indirectly, whether as owner, sole

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proprietor, partner, shareholder, director, member, consultant, agent, founder, co-venture partner or otherwise, engage, invest or otherwise participate or provide any services, research or consultation, to a Competing Business, except to the extent of any Permitted Activities that are or (to the extent the Employment Agreement has previously been terminated) would have been permissible under Section 2.4 of the Employment Agreement. A “Competing Business” is any business that engages, plans to engage or, within the then most recent one-year period prior to the date of termination, was engaged in any of the following (collectively, the “Company Business”): (x) research or development relating to CCR5 receptor function, including the study of anti-CCR5 agents alone or together with non-CCR5 agents, in the fields of oncology or immunology for diagnostic, prognostic or therapeutic application; or (y) any other business that the Company is conducting or demonstrably planning to conduct as of such date. I further acknowledge that the Company’s business is international in scope and therefore the restrictions herein shall apply anywhere in the world; if, however, a court of competent jurisdiction were to determine that this geographic scope is overbroad, the restriction shall be limited to the United States; and if, however, a court of competent jurisdiction were to determine that this geographic scope is overbroad, the restriction shall be limited to any state where the Company does business (the “Restricted Area”).

5. Non-Solicitation. To protect the legitimate business interests of the Company and in consideration of the compensation I am receiving in the ProstaGene Transaction and as Chief Medical Officer and a director of the Company, and of the Company’s willingness to provide to me access to its Confidential Information, I agree that during the Restricted Period and in the Restricted Area, I will not directly or indirectly, whether as owner, sole proprietor, partner, shareholder, director, member, employee, consultant, agent, founder, co-venture partner or otherwise:

(a) solicit or interfere with any of the Company’s customers, clients, Prospective Customers or Clients (defined below), members, business partners or suppliers. A “Prospective Customer or Client” is any person or entity solicited by the Company at any time during the period of my employment, with whom or which I had contact, or about whom or which I received Confidential Information; or

(b) solicit, recruit, hire, engage, or refer (or assist any third party in soliciting, recruiting, hiring, engaging or referring) any person or entity who or which either is, or during the twelve (12) months immediately preceding the termination of my employment was, an employee, agent, consultant or independent contractor of the Company.

6. Miscellaneous

6.1 Interpretation and Scope of this Agreement. Each provision of this Agreement shall be interpreted on its own. If any provision is held to be unenforceable as written, it shall be enforced to the fullest extent permitted under applicable law. In the event that one or more of the provisions contained in this Agreement shall for any reason be held unenforceable in any respect under the law of any state of the United States or the United States, then it shall (a) be enforced to the fullest extent permitted under applicable law, and (b) such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable portion(s) had never been contained herein.

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6.2 Remedies. I understand and agree that if I breach or threaten to breach any of the provisions of this Agreement the Company would suffer immediate and irreparable harm and that monetary damages would be an inadequate remedy. I agree that, in the event of my breach or threatened breach of any of the provisions of this Agreement, the Company shall have the right to relief from a court to restrain me (on a temporary, preliminary and permanent basis) from using or disclosing Company Confidential Information or Inventions or otherwise violating any of the provisions of this Agreement, and that any such restraint shall be in addition to (and not instead of) any and all other remedies to which the Company shall be entitled, including money damages. The Company shall not be required to post a bond or other security to secure against an imprudently granted injunction (again, whether temporary, preliminary or permanent).

6.3 Governing Law; Jury Waiver; Consent to Jurisdiction. I acknowledge that the governing documents surrounding the ProstaGene Acquisition are governed by Delaware law. Accordingly, this Agreement (together with any and all modifications, extensions and amendments of it) and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict or choice of law principles thereof. For all matters arising directly or indirectly from this Agreement (“Agreement Matters”), I hereby (i) irrevocably consent and submit to the sole exclusive jurisdiction of the state and federal courts of the State of Delaware and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any such courts in connection with any legal action, lawsuit, arbitration, mediation, or other legal or quasi legal proceeding (“Proceeding”) directly or indirectly arising out of or relating to any Agreement Matter; provided that a party to this Agreement shall be entitled to enforce an order or judgment of any such court in any United States or foreign court having jurisdiction over the other party, (ii) irrevocably waive, to the fullest extent permitted by law, any objection that I may now or later have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) irrevocably waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) irrevocably waive, to the fullest extent permitted by law, any right to a trial by jury in connection with a Proceeding, (v) covenant that I will not, directly or indirectly, commence any Proceeding other than in such courts, and (vi) agree that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided for the giving of notice as set forth in this Agreement.

6.4 Entire Agreement; Amendments and Waivers. This Agreement represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented, or changed and any provision hereof can be waived, only by written instrument signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.

6.5 Survival. I acknowledge and agree that the restrictions that are set forth in this Agreement and the location and period of time for which such restrictions apply are reasonable and necessary to protect the Company’s legitimate business interests and shall survive the expiration or termination of this Agreement as well as the termination of my employment for any reason. I further acknowledge that the restrictions contained in this Agreement will not prevent me from earning a livelihood during the applicable period of restriction.

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6.6 Captions. The captions and section headings in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.7 Counterparts; Binding Effect. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same agreement. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, a purchaser of all or substantially all of the assets of the Company or any of its affiliates. Signatures delivered by facsimile (including without limitation by “pdf”) shall be deemed effective for all purposes.

6.8 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to me shall be sent to the respective parties at their address as set forth on the signature page of this Agreement, or in the Company’s records, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section and all notices to the Company shall be provided to the Company’s headquarters, attention CEO, with a copy which, itself, shall not constitute notice, to Michael J. Lerner, Esq., Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York New York 10020.

[Signature Page Follows]

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By signing this Agreement below, (1) I agree to be bound by each of its terms, (2) I acknowledge that I have read and understand this Agreement and the important restrictions it imposes upon me, and (3) I represent and warrant to the Company that I have had ample and reasonable opportunity to consult with legal counsel of my own choosing to review this Agreement and understand its terms including that it places significant restrictions on me.

WITNESS:	EMPLOYEE:

By:	By:
Name:	Name:	Dr. Richard G. Pestell

Address:

Date:	Date:

Accepted by Company:

CytoDyn, Inc.

By:

Name:

Title:

Date:

[Confidentiality, Inventions and Noncompetition Agreement]

SCHEDULE 1.1

Conflicts

Invention Policy of Baruch S. Blumberg Institute

SCHEDULE 1.1

Ongoing Studies

Grant	PI	Date	Subject	Annual	Total Grant
Falk Trust	Pestell	9/1/11 to 11/30/18	Targeting CCR5 for cancer treatment (includes clinical trial)	$500,000/yr	$1,500,000
Breast Cancer Research Program, Breakthrough	Pestell	7/1/18 to 6/30/21	Novel mechanisms governing human breast cancer chromosomal instability	$390,000/yr	$1,170,000

EXHIBIT A

Form of Acknowledgment

My employment by CytoDyn Inc. (the “Company”) is now terminated. I have reviewed my Confidential Information, Inventions and Noncompetition Agreement with the Company, dated August ___, 2018 (the “Agreement”), and I swear, under oath, that:

•	I have complied and will continue to comply with all of the provisions of the Agreement.

•

I understand that all of the Company’s materials (including without limitation, written or printed documents, email and computer disks or tapes, whether machine or user readable, computer memory, and other information reduced to any recorded format or medium), whether or not they contain Confidential Information (as that phrase is defined in the Agreement), are and remain the property of the Company. I have delivered to authorized Company personnel, or have destroyed, all of those documents and all other Company materials in my possession.

•

I acknowledge and agree that the restrictions that are set forth in the Agreement with respect to the Confidential Information shall survive the expiration or termination of the Agreement as well as the termination of my employment with the Company for any reason.

Signature

Name (please print clearly)

Address

STATE OF ______________    )

) ss.:

COUNTY OF ______________)

BE IT REMEMBERED, that on this             day of             ,         , before me, the subscriber, a notary public of the State of                     , personally appeared                             , who being by me duly sworn on his oath, deposed and made proof to my satisfaction that (s)he is the person named in the within instrument, to whom I first made known the contents thereof, and thereupon (s)he acknowledged that (s)he signed, sealed and delivered the same as his/her voluntary act and deed for the uses and purposes therein expressed.

[SEAL]	Notary Public

EXHIBIT B

Invention Disclosure Form

INVENTION DISCLOSURE FORM

INSTRUCTIONS: Use this form for submitting an initial disclosure of your invention. If necessary, please attach and number any additional pages. After completing and signing this form, immediately forward it to Michael D. Mulholland, as Chief Financial Officer, and Nader Z. Pourhassan, Ph.D., as Chief Executive Officer.

CytoDyn Inc. (“CytoDyn”) will review all complete Invention Disclosure Forms as they are received from employees and consultants of CytoDyn. Invention Disclosure Forms are reviewed for patentability and for commercial potential. All information on the form must be completed in order for CytoDyn to perform its review. Typically, CytoDyn files a provisional patent application on any invention that may be patentable and commercially valuable.

The purpose of this form is to notify CytoDyn of your potential invention and any relevant related information. The form also serves to establish a legal record of the date of invention conception. This form should be submitted to the Chief Financial Officer and the Chief Executive Officer when something new and useful has been conceived, or when unusual, unexpected, or unobvious research results have been achieved and can be used.

I. Descriptive title of the invention:

II. Individual Submitting This Form
Full Name Home Address (Street) City, County, State, Zip Work Phone Citizenship Signature Date

This information is confidential and proprietary to CytoDyn Inc. and is not intended for public dissemination.

III. Other Individuals Who Assisted In Developing This Invention
Full Name Home Address (Street) City, County, State, Zip Work Phone Citizenship Signature Date	Full Name Home Address (Street) City, County, State, Zip Work Phone Citizenship Signature Date	Full Name Home Address (Street) City, County, State, Zip Work Phone Citizenship Signature Date

IV. Planned or Actual Use of the Invention:

This information is confidential and proprietary to CytoDyn Inc. and is not intended for public dissemination.

	(yes)	(no)
V. Disclosure of the Invention:

1.  With respect to this invention:

A. Have any discussions or other contacts been made with potential purchasers?

B. Has it been sold or offered for sale?

C. If it pertains to a process, have any steps been taken to employ the process commercially?

D. Has it been described in a printed publication?

E.  Has it been disclosed in a talk or a paper presented at a public meeting?

F.  Has it been otherwise disclosed to vendors or customers?

G. If not, is any such use, sale, publication or disclosure now contemplated?

H. Has it been reduced to practice (i.e., made, carried out, or built and tested) or has a model or prototype been built?

I.   Is there any agreement that deals with rights in this invention or ownership of this invention?

2.  If any answer to any part of question 1 is “YES,” please indicate earliest dates, and give the surrounding circumstances (attach additional sheet(s) if necessary):

	( ) ( ) ( ) ( ) ( ) ( ) ( ) ( ) ( )	( ) ( ) ( ) ( ) ( ) ( ) ( ) ( ) ( )

This information is confidential and proprietary to CytoDyn Inc. and is not intended for public dissemination.

VI. Description:

Please add any additional sheets and drawings necessary to describe the invention.

1.  Summary of the Invention:

2.  What problem is solved?

This information is confidential and proprietary to CytoDyn Inc. and is not intended for public dissemination.

3.  Describe any similar system(s) that you are aware of and the advantages of the invention over these other system(s) or method(s).

4.  Technical description of the invention (refer to drawings with reference numerals).

This information is confidential and proprietary to CytoDyn Inc. and is not intended for public dissemination.

5.  What aspects of the Invention can be varied or altered, and yet still accomplish the end result or object of the invention?

6.  Supporting documentation as to when and where the invention was first conceived. Please list any relevant written or pictorial material (notebook number and page, file reports or drawings, etc.).

This information is confidential and proprietary to CytoDyn Inc. and is not intended for public dissemination.

Invention Witnessed and Understood By:	Evaluated and Understood By:

Signature:	Signature:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

This information is confidential and proprietary to CytoDyn Inc. and is not intended for public dissemination.